As filed with the Securities and Exchange Commission on February 28, 2005  File 333-118576.

United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1/A

AMENDMENT #3

REGISTRATION STATEMENT

Under the

SECURITIES ACT OF 1933

PANOSHAN MARKETING CORP.

(Name of Small Business Issuer in its Charter)

                Alberta

, Canada

                   874203

          86554 5073

State or other Jurisdiction of

               Primary Standard Industrial              I.R.S Employer Identification No.

Incorporation or Organization

              Classification Code Number

PANOSHAN MARKETING CORP.

Suite 400, 715-5th Ave S.W.,

Calgary, Alberta, T2P 2X6, Canada

Tel: (403) 461-8425 Facsimile: (403) 206-2439

[IS PARACORP THEIR AGENT]

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies of Communications to:

W. Scott Lawler, Esq.

1530-9th. Ave. SE,

Calgary, Alberta, Canada, T2G 0T7

Tel: (403) 693-8003, Facsimile (403) 272-3620

Approximate date of commencement of proposed sale to the public: as soon as possible after this Registration Statement is effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered[1]	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	5,400,000	N/A	N/A	$0
Warrants to purchase Common Stock	5,400,000	N/A	N/A	$0
Common Stock	2,700,000	US $0.05	US $135,000	$33.75 (1) (2)
Common Stock[3]	5,400,000	US $0.10	US $540,000	$68.42
Warrants to purchase Common Stock[3]	5,400,000	US $0.10	US $540,000	$68.42
Common Stock[3]	2,700,000	US $0.10	US $270,000	$34.21

(1)

Calculated pursuant to Rule 457(a);

(2)

Assumes exercise of all 2,700,000 Common Stock Purchase Warrants, of which there can be no assurance.

(3)

These securities are re-listed in this table to indicate the registration of the resale of such securities following their distribution.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION

PROSPECTUS

THIS PROSPECTUS IS FOR THE DISTRIBUTION AND RESALE OF:

5,400,000 Units of  Panoshan Marketing Corp.

Consisting of 5,400,000 Common Shares and 5,400,000 Warrants for the purchase of

2,700,000 Common Shares.

All of the securities of Panoshan Marketing Corp. (referred to through this prospectus as "Panoshan") offered hereby are being distributed by Panoshan's shareholder, Puroil Technology Inc., an Oregon corporation, ("Puroil") to its shareholders who, in turn, will offer these securities for re-sale.

This prospectus covers the registration and distribution of the following securities of Panoshan Marketing Corp., by one of its shareholders, Puroil Technology Inc., to the shareholders of Puroil Technology Inc.: 5,400,000 Units of Panoshan Marketing Corp., which consists of 5,400,000 shares of Common Stock and 5,400,000 warrants convertible into an additional 2,700,000 within 12 months of the date this prospectus becomes effective at a purchase price of $0.05 per share.  All of the securities described above in this paragraph are referred to throughout this prospectus as the “Units”.

These securities involve a high degree of risk, and prospective purchasers should be prepared to sustain the loss of their entire investment. There is currently no public trading market for the securities. (SEE "RISK FACTORS" BEGINNING ON PAGE 8.)

These securities have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or any state or provincial securities commission, nor has the SEC or any state or provincial securities commission passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

This prospectus also covers the subsequent re-sale of the Units by the shareholders of Puroil Technology Inc.

Pursuant to applicable U.S. securities laws and regulations, Puroil Technology Inc. and the selling security holders identified in this prospectus are deemed to be underwriters of the securities offered hereunder. Puroil Technology Inc. will be distributing the securities to its shareholders without any compensation or other consideration. The shareholders of Puroil Technology Inc., who are the selling security holders in this prospectus, will be selling the securities at a fixed price of $0.10 per Unit for their own accounts without other consideration from Panoshan Marketing Corp. or any other party.

Following the registration statement on Form SB-2 in which this prospectus is included being declared effectively by the SEC, we intend to have a market maker apply on our behalf to the NASD for approval for our common stock to be quoted  on the Over-the Counter / Bulletin Board quotation system. Our common stock is presently not listed on any national securities exchange or the Nasdaq Stock Market.

The information in this prospectus is not complete and may be changed.  The securities covered by this prospectus may not sell these securities until the registration statement relating to these securities been filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is   March ___, 2005.                              .

Table of Contents

Summary	1
Summary Financial Information	3
Risk Factors	5
Use of Proceeds	9
Determination of Offering Price	10
Dilution	10
Selling Shareholders	11
Plan of Distribution	15
Directors, Executive Officers, Promoters and Control Persons	18
Security Ownership of Certain Beneficial Owners and Management	20
Description of Securities	21
Interest of Named Experts and Counsel	22
Description of Business	25
Management’s Discussions and Analysis or Plan of Operation	30
Additional Information	35

SUMMARY

Puroil is an Oregon based venture capital company which provides initial funding to start-up companies, such as Panoshan, and to assist those companies with the preparation and filing of registration statements in an effort to seek future access to public financing markets and public trading of those companies’ registered securities, as well as assist with general management services during the start-up phase.  Generally, Puroil intends to seek out qualified personnel that may expand or enhance the management of the companies in which it invests and to assist in future funding activities for all of such companies.  It is Puroil’s intention to use a separate class of preferred shares for each start-up company and its separate and distinct funding.  It is Puroil’s further intention to distribute, via dividend, all registered shares, to all of its shareholders, with the preferred shares typically receiving the vast majority of the dividend distribution.

Puroil is currently funding and assisting four start-up companies, all of which have filed registration statements with the SEC:

1.

Emission Differentials Ltd., formed on April 20, 2004;

2.

LogSearch Inc., formed in the State of Nevada on March 2, 2004;

3.

Panoshan Marketing Corp., formed on April 28, 2004; and

4.

Sprout Development Inc., formed on  July 19, 2004.

In the cases of Emission Differentials and LogSearch, Mr. Durward, the President of those two companies as well as the President of Puroil, initiated the corporate formation and is solely responsible for those companies’ business plans.

 In the cases of Panoshan and Sprout, Mr. Durward negotiated with the management of those companies with regards to their investment and management agreements.

Following the distribution of the Units, Server Researches Incorporated will control 70% of our stock, none of which is being registered by this prospectus. Server Researches is owned by Jonathan Levine of Calgary, Alberta (40%), Herb Payerl of Calgary, Alberta (40%), and David Carrel of Tiburon, Calfornia (20%).

In the event that all of the warrants that are being distributed and offered for re-sale under this prospectus are exercised, there will be an additional 2,700,000 shares outstanding which will bring the total outstanding to 20,700,000 shares of which 12,600,000 will be owned and controlled by Server Researches.  This means that Server Researches’ ownership will decrease from 70% to 60.87% in the event of a full warrant exercise.

Panoshan Marketing Corp. has no web site at this time but may choose create one at some time beyond the effective date of this prospectus.

Once the contemplated distribution-by-dividend is completed, the relevant class of preferred shares are continued to be held by the holders of the preferred shares.  The Puroil common shares also remain in existence.  Puroil is currently funding four start-up companies of which none are related to our Company, except by virtue of the financing by Puroil and shares held as a result.

There are no agreements that specify any minimum time allocation or responsibility that Puroil or Mr. Durward must supply to the management of our Company’s affairs and our Company relies solely on Mr. Durward to determine the necessary time required and when that time is required.  Puroil receives  a monthly consulting fee of $1,000 and will receive a sales commission of 20% for its services.  Puroil has no commitment to provide additional capital to our Company and our Company is free to pursue funding from sources other than Puroil.

Puroil Technology Inc., owns 5,400,000 Units of Panoshan Marketing Corp., (“Panoshan”) an Alberta, Canada corporation.  The Units consist of 5,400,000 warrants entitling the holder to purchase an additional 2,700,000 shares of Panoshan common stock at a price of $0.05 per share at any time during the twelve months commencing on the effective date of this prospectus.  Puroil Technology Inc. will distribute to its shareholders 5,400,000 (100%) of the Units (see “Distribution”).  Distribution of the 5.4 million Units are being registered by this registration statement and the subsequent resale of the Units is also being registered by this prospectus.

The distribution will be made to holders of record of Puroil Technology Inc. Class C preferred stock and common stock as of the close of business on April 29, 2004, on the basis of 88.89% (4,800,000 Units) of Panoshan’s Units being distributed to Puroil’s Class C Preferred shareholders and 11.11% (600,000 Units) of Panoshan’s Units being distributed to Puroil’s common shareholders. The Puroil common shareholders will receive 1 Unit for every five shares of Puroil Technology Inc. common stock held.  The Puroil Class C Preferred shareholders will receive 800 Units for each Class C preferred share held.

The ratio of Panoshan Units being distributed as a dividend to the Puroil Class C preferred shares and the Puroil common shares was determined as a result of an arm’s-length negotiation between Puroil and the Class C Preferred shareholders. The negotiation is considered arms-length because the Preferred Class C shareholders did not become preferred class C shareholders until after the negotiation was complete. Mr. Durward negotiated with the “to-be-shareholders” on behalf of the existing common shareholders. The ratio was suggested by Mr. Durward to the potential Preferred Class C shareholders and they accepted it. The ratio was suggested because Mr. Durward felt that this ratio was the maximum amount of dilution the Preferred C shareholders would accept.

The 5,400,000 Units to be distributed to Puroil Technology Inc.’s shareholders includes 5,400,000 shares of Common Stock, which will represent 30 percent of all the issued and outstanding shares of the Common Stock of Panoshan.  Puroil Technology Inc. acquired the 5,400,000 Units on April 28, 2004, for a total cost of US$60,000.  After the Distribution, the management of Panoshan Marketing Corp will directly and indirectly, control approximately 70% of Panoshan’s outstanding Common Stock.

Price to the Public		Proceeds to Panoshan

Units	$0.10	None[1]

(1)

In the event that all of the warrants that are part of the Units are exercised, resulting in the issuance of an additional 2,700,000 shares of Common Stock, Panoshan would receive $135,000 in proceeds as payment of the exercise price for such shares.

Our activities during the development stage have included corporate formation, stock issuance, and work on development of our operating plans, including the marketing and sales plans for the first product we intend to distribute, the PC Weasel.  On April 28, 2004, we acquired, from an affiliated company, Server Researches Incorporated, the Asian marketing rights for the PC Weasel, a product designed to allow remote control over computer servers. No revenue producing activities have yet commenced.

Number of Shares of Common Voting Shares:

Authorized	Unlimited shares
Outstanding	18,000,000

Number of Shares of Non-voting Preferred Shares:

Authorized	Unlimited
Outstanding	None

Warrants

Authorized	Unlimited
Outstanding

5,400,000 warrants which were issued with 5,400,000 shares to Puroil Technology, in the form of Units; the warrants are exercisable into 2,700,000 Common  Shares on the basis of 1 share per 2 warrants plus $0.05 at any time within 12 months after the date this prospectus becomes effective.

Risk Factors

The securities of Panoshan Marketing Corp involve a very high degree of risk.  You should carefully review and consider all of the factors described in detail in this prospectus.

SUMMARY FINANCIAL INFORMATION

The following tables set forth for the periods indicated selected financial information for Panoshan Marketing Corp.  Amounts are in US$.  The exchange rate on December 13, 2004 was approximately 1.2257 Canadian dollars for each US dollar.

SUMMARY BALANCE SHEET DATA: AS AT JUNE 30, 2004

Current Assets	$49,618
Other Assets	$10,100
Total Assets	$59,718
Total Liabilities	$ 0
Shareholders Equity	$59,718

SUMMARY STATEMENT OF OPERATIONS DATA

For the Period from April 28, 2004 (Inception) to

June 30, 2004

Revenue	$0
Total Income	$0
Expenses	$382
Net Loss Per Share	$0.00002

CAPITALIZATION AND INDEBTEDNESS

The Corporation has no long term liabilities.  The following table sets forth the capitalization of the Corporation as at October 31, 2004:

Long term liabilities	-

Stockholders’ equity:
Common stock, no par value, unlimited authorized, 18,000,000 shares issued and outstanding	$60,677
Deficit accumulated during the development stage (as of
September 30, 2004)	(5,942)

Preferred stock, non-voting, no par value, unlimited authorized,
no shares issued and outstanding	-
Common stock warrants, 5,400,000 shares	-

Known transactions since September 30, 2004	-

Total capitalization as of October 31, 2004	$54,735

Questions and Answers regarding this Distribution

Q1: What is the Distribution?

A1: The Distribution is the method by which Puroil Technology will distribute shares held by it in Panoshan Marketing Corp., resulting in Panoshan Marketing Corp becoming a publicly-held company with 108 shareholders, who are currently shareholders of Puroil.    The Units consist of 5,400,000 shares of common stock  of Panoshan and 5,400,000 purchase warrants which are convertible into 2,700,000 additional shares of common stock at a price of $0.05 per share.  Following the completion of the Distribution, Panoshan Marketing Corp. will comply with the periodic filing requirements of the Securities Exchange Act of 1934 which includes the filing of annual reports that include audited financial statements.  Such annual reports will be available to our shareholders.

There is currently no trading market for Panoshan Marketing Corp.’s shares of Common Stock and no assurances can be given that a trading market will ever develop for the shares.

Q2: What is Panoshan Marketing Corp.?

A2: Panoshan Marketing Corp. is a development stage company that was incorporated on April 28, 2004 in Alberta, Canada.  Panoshan owns the exclusive Asian marketing rights to a product called the PC Weasel, a control device for remote server computers.  These marketing rights were obtained from Server Researches Incorporated as consideration for 12,600,000 restricted shares of Panoshan common stock.  No revenue producing activities have yet commenced.

Q3: Why is Puroil Technology effecting the Distribution?

A3: The board of directors of Puroil Technology Inc. has decided that the Units of Panoshan Marketing Corp. in the hands of individual shareholders will provide more value to Puroil Technology shareholders than if corporately owned.  Panoshan also believes more potential investors may be interested in making an investment in a public company than in a private company and there may be greater opportunity to raise additional capital, including the exercise of the share purchase warrants that are part of the Units, to Panoshan.  These factors may result in an increase in value for Puroil Technology shareholders.

Q4: What is the tax effect of the Distribution?

A4: Dividends and distribution received are taxable as ordinary income for federal income tax purposes pursuant to Section 311 of the Internal Revenue Code, provided that Puroil Technology has current or accumulated earnings and profits.  To date, Puroil has no accumulated earnings or profits.  Therefore, according to Section 311 of the Internal Revenue Code, there will be no tax affect on the shareholders as a result of the distribution.  The fair market value of Panoshan Marketing Corp.’s shares will be established by market for Panoshan's shares, if any such market is ever created or established, which at this point is unknown.

The foreign, state and local tax consequences of receiving the Distribution may differ materially from the federal income tax consequences described above.  Shareholders should consult their tax advisor.

Q5: What happens to Puroil Technology shares after the Distribution?

A5: Immediately after the Distribution, Puroil Technology’s common stockholder will still own their shares of Puroil Technology common stock and all Class C Preferred shares of Puroil will still own their shares of Puroil Technology preferred stock.  Shares of Puroil Technology common stock will represent stockholders’ interests in the business of Puroil Technology, and Units of Panoshan Marketing Corp. common stock that stockholders receive in the Distribution will represent their interests in the Panoshan Marketing Corp. business.  Puroil Technology will own no securities of Panoshan after the Distribution.  Puroil is considered an underwriter of the Distribution for purposes of federal securities laws.

Q6: What does a Puroil Technology stockholder need to do now?

A6: Puroil Technology stockholders do not need to take any action at this time. The approval of the Puroil Technology stockholders is not required to effect the Distribution, and Puroil Technology is not seeking a proxy from any stockholders. Puroil Technology stockholders should not send in their Puroil Technology share certificates to effect the Distribution. Puroil Technology stockholders will automatically receive their shares of Panoshan Marketing Corp. common stock shortly following the Distribution.

Q7: Where can Puroil Technology stockholders get more information?

A7: Puroil Technology stockholders with additional questions related to the Distribution should contact Puroil Technology Inc., Suite 1250, 520-5th. Ave. SW, Calgary, Alberta, T2P 3R7. The telephone number is (403) 461-8425, and the facsimile number is (403) 206-2439.

RISK FACTORS

Recipients of the Distribution described herein and future possible purchasers of our common stock should carefully consider the following factors,  which is a discussion of all known material risks and which make Panoshan Marketing Corp.’s common stock a high risk security.

RISKS RELATED TO OUR BUSINESS

(1)

 PANOSHAN MARKETING CORP. IS A START-UP COMPANY AND SUBJECT TO ALL THE RISKS OF A NEW BUSINESS, WHICH MAY INCLUDE FAILURE AND THE LOSS OF YOUR INVESTMENT.

Our company is very small and only recently has it begun its business activities. Our activities to date have included formation of Panoshan, the acquisition of a marketing rights agreement, a small amount of Internet market research, conducted using Internet searches, and preparation of this registration statement.  Since we have not yet started our proposed operations, the investor takes the risk that our new business may never be able to make a profit or take a very long time to do so. Official U.S. Government statistics indicate that less than 50% of new businesses survive more than five years.  If we do not succeed, you would lose your entire investment.

(2)

LACK OF MANAGEMENT EXPERIENCE IN THE PROPOSED BUSINESS OF PANOSHAN MAY RESULT IN UNSATISFACTORY PERFORMANCE OR COMPLETE FAILURE OF PANOSHAN, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

 Because our management lacks direct experience marketing products to foreign companies, investor funds may be at high risk of loss due to this inexperience of the officers and directors who will be making business decisions. This lack of experience may result in their inability to run a successful business. There is no assurance that Panoshan Marketing Corp. will ever produce earnings.

(3)

 OUR BUSINESS MAY NOT GENERATE SUFFICIENT REVENUES AND PROFITS TO COVER EXPECTED EXPENDITURES IN THE FORESEEABLE FUTURE. ADDITIONAL FUNDS MAY BE NEEDED AND MAY NOT BE AVAILABLE UNDER REASONABLE TERMS, OR AT ALL.

As of the date of this prospectus, Panoshan has received no revenues from its proposed business and none are expected in the foreseeable future.   Prior to the date of this prospectus, we expect our expenses to average approximately $1,500 per month.  We will fund these expenses from the cash in our bank account.  After the date of this prospectus, our monthly expenses will increase to an amount less than $20,000 per month.  We may not be able to achieve the level of revenues we require in order to reach profitability or even to continue to operate which means that our business may fail.  Without additional capital, either from profits generated through our business, or from new equity invested in our Company, the survival of Panoshan may be at risk.  Since incorporation on April 27, 2004, Puroil has been our only source of capital.  If we are not able to generate profits from the operations of our business, we may need to raise additional capital.  There is no assurance that we will be able to raise sufficient capital to meet our continuing needs, under terms we would consider to be acceptable. If we are unable to obtain additional financing as may be required in the future, we may not be able to implement our business and growth strategies, respond to changing business or economic conditions, withstand adverse operating results, consummate possible acquisitions or compete effectively in our marketplace. There can be absolutely no assurance that we will be successful in achieving sustained profitability or ever achieving profitability, or any of our financial objectives, for that matter.

With little or no revenues Panoshan may not be able to continue in operation. The proposed plan for acquiring additional product marketing rights and/or licenses and profiting from sales pursuant to those rights/licenses has inherent risks. Such inherent risks include risks associated with:

a)

locating and securing product marketing rights and/or licenses;

b)

locating and securing  sales agents in the Asian market;

c)

controlling manufacturing costs and profit margins; and

d)

controlling competitor pricing.

(1)

       THE POTENTIAL MARKET FOR OUR PRODUCTS MAY NOT DEVELOP AS WE EXPECT AND WE MAY NOT REALIZE ANY REVENUES, WHICH MEANS THAT OUR BUSINESS MAY FAIL.

Our plan is new and untried and we cannot accurately predict the acceptance of our proposed plan in the marketplace, or the time frame in which any revenues will be achieved. We have informally researched the market to get an indication of the potential but the possible results of how we may be able to participate are unpredictable at this time.  The evaluation of the market for our licensed products has been and will continue to be done solely by our officers, directors, and Puroil.  No independent analysis or study of the market for any licensed products is contemplated. The investor is at risk if our studies have overestimated the market, underestimated the difficulty of Panoshan being able to participate in this market and to generate a profit, or both.

(5)

OTHER COMPANIES ARE ALREADY ENGAGED IN OUR PROPOSED BUSINESS AND WE EXPECT THAT MORE COMPANIES MAY ENTER THIS MARKET IN THE FUTURE AS THE POTENTIAL BECOMES EVIDENT, WHICH MAY MAKE IT DIFFICULT FOR US TO COMPETE OR SURVIVE.

It is reasonable to expect that most, if not all, of our competitors may be better capitalized and perhaps better established and connected in the industries we may seek to market in and regulatory circles which may be involved the ultimate sales process. As a result, it may be very difficult for Panoshan Marketing Corp. to compete and make a profit in its proposed business. (See "Competition")

We compete in an environment that appears, in our management’s opinion, to be dominated by large multination companies with distribution facilities already in place.  These companies could reduce the prices of their products to the point that we could be driven out of business which would result in a total loss of your investment (See “Competition” below).

(6)

WE MAY BE LIABLE FOR THE DEFECT IN OR FAILURE OF THE PRODUCTS WE ATTEMPT TO SELL, RESULTING IN POSSIBLE LEGAL ACTION AND COSTS OR JUDGMENTS THAT COULD PUT US OUT OF BUSINESS. WE HAVE NO INSURANCE.

Although Panoshan will not be involved in manufacturing products, and will not take ownership of a product at any point during this sales cycle, and will not be parties in the agreements related to the purchase and sale of any licensed products, it is possible that disputes could arise between buyers and sellers which could result in Panoshan being named in litigation. Panoshan presently has no liability insurance coverage for such contingencies and we do not anticipate acquiring any in the future. If we are involved in any litigation resulting from our participation in product sales, it is possible that we could be forced to expend substantial sums on legal fees even if there is no basis for naming Panoshan as a defendant and even if we ultimately win in any such litigation. There can be no assurance that any decision will not result in consequent loss to us and, therefore, to our investors and shareholders.

(7)

WE ARE COMPLETELY DEPENDENT ON THE SKILLS, TALENTS AND EXPERIENCE OF OUR MANAGEMENT FOR THE DEVELOPMENT OF OUR BUSINESS, WHICH MAY NOT BE ADEQUATE ENOUGH TO ENSURE OUR FUTURE SUCCESS, AND MAY RESULT IN FAILURE OF THE BUSINESS.

Our President, Jonathan Levine, who is responsible for the technical review of our products, and the President of our consultant Puroil, Mr. James Durward, are the only personnel available to develop and implement our proposed business and it is probable that we would not have sufficient capital to hire personnel to continue this work should management for any reason cease or be unable to continue to work. Without personnel to replace management, Panoshan may not continue to operate.

(8)

 SINCE SERVER RESEARCHES CONTROLS 70% OF THE SHARES OF PANOSHAN BEFORE THE DISTRIBUTION AND WILL STILL CONTROL 60% OF PANOSHAN IN THE EVENT OF EXERCISE OF ALL OUTSTANDING WARRANTS, INVESTORS AND SHAREHOLDERS HAVE LITTLE SAY IN THE MANAGEMENT OF PANOSHAN, WHICH COULD MAKE IT DIFFICULT FOR THEM TO MAKE CHANGES IN OPERATIONS OR MANAGEMENT.

Panoshan’s major shareholder, Server Researches Inc., will own approximately 70% of Panoshan's common stock and will be in a position to continue to control Panoshan.   This means that Server Researches will have the ability to control the election of Panoshan’s Board of Directors and major transactions such as mergers and acquisitions.  There are no mergers or acquisitions planned at this time.  Such close control may be risky to the investor because the entire company's operation is dependent on a very few people who could lack the necessary skills or talent to operate Panoshan's business, or lose interest in pursuing Panoshan's operations.

(9)

 POSSIBLE CONFLICTS OF INTEREST IN MANAGEMENT COULD POTENTIALLY HAVE AN ADVERSE EFFECT UPON THE OPERATIONS OF PANOSHAN AND THE VALUE OF YOUR STOCK.

Since our President, Mr. Levine, is a common officer and member of the board of directors of both Panoshan and Server Researches Inc., there may arise conflicts of interest in his duties to the individual companies, which could potentially have an adverse effect upon the operations of Panoshan and the value of its stock.

For example, Mr. Levine may direct Server Researches to compete for the marketing rights for a product that competes directly or indirectly with a product marketed by Panoshan, which direction could cause the Panoshan competitor to force Panoshan out of business resulting in a total loss of the investors investment. In another example, Mr. Levine could obstruct any Panoshan future financing attempts which, in the case where additional financing was needed, could cause Panoshan to fail.

(10)

PANOSHAN PLANS TO ISSUE SECURITIES IN RETURN FOR MARKETING RIGHTS AND/OR LICENSES AND THESE SHARE ISSUANCES COULD BE HIGHLY DILUTIVE TO OUR SHAREHOLDERS.

If Panoshan issues shares to acquire additional marketing licenses or rights this could mean that Panoshan could issue a large number of highly dilutive shares that would have a significant negative impact on the shareholders.

(11)

WE DO NOT CONTROL ISSUES RELATED TO PRODUCT SUPPLY AND WE MAY NOT BE ABLE TO GET SUFFICIENT PRODUCTS DELIVERED DUE TO FACTORS BEYOND OUR CONTROL.

We may acquire the distribution rights for a product(s) and the supplier of that product cannot deliver sufficient quantity of that product to allow profitable sales by Panoshan.

(12)

PANOSHAN PLANS TO ACQUIRE ADDITIONAL RIGHTS AND/OR LICENSES, WHICH MAY PROVE TO HAVE NO VALUE.

If Panoshan issues shares to acquire additional marketing licenses or rights, it takes on a risk that the licensed product is saleable and profitable.

RISKS RELATED TO THIS OFFERING AND OUR SECURITIES

(1)

 WE HAVE NEVER PAID ANY CASH DIVIDENDS AND NONE ARE ANTICIPATED IN THE FORESEEABLE FUTURE, SO YOU MAY NEVER REALIZE ANY RETURN ON YOUR INVESTMENT UNLESS YOU SELL YOUR SHARES.

Since Panoshan does not anticipate that it will pay dividends, the investor will only profit by the increase in value of his shares. Our profits, if any, during the next several years are expected to be used to develop and possibly expand our business.  There is no assurance that there will be any increase in the value of the Units or that a liquid trading market will develop for the Units or that the Units will be salable at all.

(2)

THERE IS NO MARKET FOR THE COMMON STOCK AND NONE MAY EVER DEVELOP, SO ANY INVESTOR MAY LACK A MARKET FOR AND LIQUIDITY IN THE SHARES.

Even after the distribution of the Units is completed, there is no assurance a market will develop. If a market does develop for the common stock, at best, it may only qualify for trading on the OTC/Bulletin Board operated by the NASD, or on the Pink Sheets, which may result in the risk of very minimal liquidity for the Units.  There are no listing standards or listing requirements for companies whose securities trade on the Pink Sheets

(3)

 OUR STOCK WILL LIKELY BE LOW PRICED AND, THEREFORE, NOT LIQUID.

It is likely that our common stock will trade below $5.00 per share, and as a result, we would be subject to the Securities Enforcement and Penny Stock Reform Act of 1990 (the "Penny Stock Rules"). The Penny Stock Rules may adversely affect the market liquidity for our common stock by limiting the ability of broker-dealers to sell our common stock and the ability of those receiving share in this offering to sell their securities in the secondary market, if one should develop. For transactions covered by these rules, the broker-dealer must make a  special suitability determination for the purchase of penny stock securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the penny stock rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly statements must be sent by the broker-dealer disclosing recent price information on the limited market in penny stocks.

(4)

POTENTIAL FUTURE SALES PURSUANT TO RULE 144 COULD RESULT IN SIGNIFICANT ADDITIONAL NUMBERS OF SHARES BEING AVAILABLE FOR SALE ON THE OPEN MARKET, WHICH COULD HAVE A DEPRESSING EFFECT UPON THE PRICE OF THE COMMON STOCK, SHOULD A MARKET FOR THE STOCK EVER DEVELOP.

Of the 18,000,000 shares of Panoshan Marketing Corp.'s common stock outstanding prior to this Offering, all are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act of 1933 (the "Act"). In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may sell, within any three-month period, a number of shares which does not exceed the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to such sale subject to the Units being sold through a broker-dealer.  Rule 144 also permits the sale of shares, without any quantity limitation, by a person who is not an affiliate of Panoshan and who has beneficially owned the shares a minimum period of two years. Hence, the possible sale of these restricted shares may, in the future, dilute an investor's percentage of free-trading shares and may have a depressive effect on the price of Panoshan Marketing Corp.'s common stock. No shares, other than 4,849,600 shares of the 5,400,000 shares, which are the subject of this registration, may be sold free of restriction. All shares, other than the 5,400,000 to be distributed, are held by affiliates and subject to the restrictions of Rule 144.

The 4,849,600 shares being distributed to the shareholders of Puroil must be sold under the registration statement in which this prospectus is included.

The 12,600,000 shares that are not being registered as part of this prospectus shall become eligible to be resold under Rule 144 on April 27, 2005, subject to the volume and manner of sale limitations described above.  All 12,600,000 shares are held by our largest shareholder, Server Researches, Inc.

(5)

POTENTIAL ANTI-TAKEOVER EFFECT OF AUTHORIZED PREFERRED STOCK COULD ADVERSELY IMPACT THE RIGHTS OF HOLDERS OF COMMON STOCK BECAUSE IT MAY DISCOURAGE INVESTMENT IN PANOSHAN'S SHARES BY POTENTIAL INVESTORS AND MAKE REMOVAL OF MANAGEMENT MORE DIFFICULT.

Panoshan is authorized to issue an unlimited number of preferred stock with the rights, preferences, privileges and restrictions thereof to be determined by our Board of Directors. Preferred stock can thus be issued without the vote of the holders of common stock. Rights could be granted to the holders of preferred stock which could reduce the attractiveness of Panoshan as a potential takeover target, make the removal of management more difficult, or adversely impact the rights of holders of common stock. No preferred stock is currently outstanding, and we have no present plans for the issuance of any shares of preferred stock.

(6)

WE WILL HAVE TO MAINTAIN CURRENT PROSPECTUS FOR WARRANTS TO BE EXERCISABLE, AND IF WE DO NOT, YOU WILL NOT BE ABLE TO EXERCISE YOUR WARRANTS AND THEY MAY BECOME WORTHLESS.

The shares of Common Stock issuable upon exercise of the Warrants have been registered with the Securities and Exchange Commission. The Warrant Agent Agreement, pursuant to which the Warrants will be issued, provides for the extension of the exercise period of the Warrants by Panoshan upon fulfillment of certain notice provisions to the Warrant Holders. We will be required, from time to time, to file post-effective amendments to its registration statement in order to maintain a current prospectus covering the issuance of such shares upon exercise of the Warrants. We have undertaken to make such filings and to use our best efforts to cause such post-effective amendments to become effective. If for any reason a required post-effective amendment is not file or does not become effective or is not maintained, the holders of the Warrants may be prevented from exercising their Warrants, and they may become worthless.

 (7)

 STATE/PROVINCIAL BLUE SKY REGISTRATION REQUIRED TO EXERCISE WARRANTS, AND IF WE DO NOT REGISTER THE WARRANTS THEY MAY NOT BE EXERCISABLE AND MAY BECOME WORTHLESS.

Holders of the Units have the right to exercise the Warrants only if the underlying shares of Common stock are qualified, registered or exempt from sale under applicable securities laws of the states and provinces in which the various holders of the Warrants reside. Panoshan cannot issue shares of Common Stock to holders of the Warrants in those jurisdictions where such shares are not qualified, registered or exempt. We may decide not to seek or may not be able to obtain qualification of the issuance of such Common Stock in all of the jurisdictions in which the ultimate purchasers of the Warrants reside. In such case, the Warrants held by those purchasers will expire and have no value if such Warrants cannot be sold. Accordingly, the market for the Warrants may be limited because of these restrictions.

USE OF PROCEEDS

Panoshan will not receive any proceeds from the distribution of the Units held by Puroil Technology nor from the subsequent resale of the Units by the selling shareholders. We will pay for the cost of registering the Units in this offering, which are estimated at US$30,000.00. Any proceeds, which may be received as a result of the exercise of Warrants, up to the full $135,000.00, will be used for general corporate working capital purposes.  There is no assurance that any of the Warrants will be exercised sand therefore we may not even receive any proceeds for the exercise of any of the Warrants.

DETERMINATION OF OFFERING PRICE

Since this Distribution is a dividend of outstanding shares held by Puroil Technology Inc., a 30% stockholder of Panoshan Marketing Corp., there is no offering price relevant to the Distribution.  With regards to the subsequent resale by selling shareholders, we, through consultation with Puroil, acting on its behalf and on behalf of the selling shareholders, have set the offering price at $0.10. The sole factor considered in determining this offering price is a premium for the risk associated with the funding of a start-up company.  If all of the 5,400,000 shares of common stock offered for re-sale were sold at $0.10, the selling shareholders would receive in the aggregate $540,000 compared to the $60,000 in initial capital that was provided for Panoshan.

No market currently exists for these shares and there is no means of determining when or if a market will ever develop for the stock. We do, however, intend to apply for approval to have shares of our common stock quoted on the OTC/Bulletin Board after the effective date of this registration statement and upon completion of the Distribution.

DILUTION

There is no dilution in share value to either Puroil Technology or its shareholders who will be receiving shares through this Distribution, since no new shares are being issued by Panoshan. Exercise of the Warrants could result in ownership dilution to Panoshan shareholders who do not exercise Warrants, as newly issued shares of common stock will be received by exercising Warrant holders.

"Dilution" represents the difference between the price per share paid by current shareholders and the net tangible book value per share immediately after the conversion of the 5,400,000 currently outstanding Warrants. There can be no assurance that any Warrants will be converted, but for purposes of this dilution discussion and analysis, it will be assumed that all of the 5,400,000 Warrants will be converted into 2,700,000 shares of common stock, and $135,000 is paid to Panoshan.

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets in Panoshan from its total assets. Dilution arises mainly from the arbitrary decision by Panoshan as to the conversion price per share of the shares to be issued upon conversion of the Warrants. Dilution of the value of the shares purchased by the Warrant holders, upon conversion, will also be due to the lower book value of the shares presently outstanding.

As of June 30, 2004, the net tangible book value of the currently outstanding shares of Panoshan (total assets, excluding intangible assets, less total liabilities, excluding contingent liabilities) was $59,718, or approximately $.003 per share (based upon 18,000,000 shares outstanding).

Upon conversion of all of the Warrants outstanding (5,400,000), of which there can be no assurance, but without taking into account any change in such net tangible book value after completion of this offering, the net tangible book value of the 20,700,000 shares to be outstanding will be $194,718, or approximately $.009 per share. Accordingly, the net tangible book value of the shares held by the present shareholders of Panoshan (i.e. 18,000,000 shares) will be increased by $.006 per share without any additional investment on their part, and the Warrant holders who exercise their Warrants will incur immediate dilution (a reduction in net tangible book value per share from the offering price of $.05 per share) of approximately $.041 per share.

After conversion of all of the Warrants, of which there can be no assurance, and the issuance of a total of 5,400,000 shares of common stock, the converting Warrant holders will own approximately 13% of the total number of shares then outstanding, for which they will have made a cash investment of $135,000 or $.05 per share. The current shareholders of Panoshan will own approximately 87% of the total number of shares then outstanding, for which they have made contributions of cash totaling $59,718, or approximately $.003 per share.

The following table sets forth a comparison of the respective investments of the current shareholders and the new shareholders.

	Current Shareholders	New Shareholders (1)
Price per Share	$.003	$.05
Capital Contributions	59,718	135,000
Net Tangible book value per Share before Offering	.003	--
Net Tangible book value per Share after Offering	.009	.009
Increase to current shareholders in net tangible book value per Share due to Offering	.006
Dilution per Share to new shareholders	--	.041

(1)

Warrant holders who exercise their Warrants, up to 5,400,000 Warrants, by tendering two Warrants and $.05 for one (1) share of common stock.

In the event Warrants are exercised, Panoshan may have an obligation to amend this registration statement in order to present current material information, including financial information.

SELLING SHAREHOLDERS

Puroil Technology Inc., an existing shareholder, owns 30% of our outstanding Common Stock prior to, and will own 0% after, this Distribution. Puroil is not selling securities pursuant to this Registration Statement. Puroil is registering and distributing as a dividend to its shareholders all of its 5,400,000 Panoshan common shares and all 5,400,000 of its Panoshan common share purchase warrants, which securities make up the 5,400,000 Units being registered for distribution and resale under this prospectus.

The following is a list of the Puroil shareholders who will be receiving the Units and who will be offering the Units for resale pursuant to this prospectus.

LAST NAME	FIRST NAME	UNITS HELD PRIOR TO RESALE	% OF OUTSTANDING SHARES HELD	UNITS HELD AFTER RESALE
Alberding	Joe	500		0
Albert	Richard	500		0
Albery	Malcolm	500		0 0
Amery	Sine	500		0
Bahr	Leon	500		0
Baker	Neil	500		0
Baker	Claudia	500		0
Barnhardt **	Aaron	720,000	4.0%	0
Beeman	D. Robb	500		0
Bosch	Syd	500		0
Brundrit	D. Roger	500		0
Bryksa	Haley	500		0
Bucci	Joe	500		0
Cook	Joanne	500		0
Cozac	Darryl	800		0
Crous	Christiaan	500		0
Curry	Dave	500		0
Dalla Longa **	Dan	400,000	2.2%	0
Dalla-Longa**	Luciano	640,000	3.6%	0
Dubois	Gustav	500		0
Durward**	James	550,400	3.1%	0
Fitzgerald	Lavana	500		0
Forezli	Miguel	500		0
Funfer	D'arcy	500		0
Gaunt	Jennifer	500		0
Gilmour	Gordon	500		0
Glasner **	Robert	480,000	2.7%	0
Graham	Richard	500		0
Granacher	Franz	500		0
Haigh	Jacqueline	500		0
Halaburda	Jean	500		0
Hall	Graeme	500		0
Hall	Tyler	500		0
Hanley	James	500		0
Harley	Janelle	500		0
Hebron	Glenn	500		0
Henchall	Gordon	400		0
Henchall	Shairole	400		0
Heughan	Dave	500		0
Hodgson	John	500		0
Holt	Peter	500		0
Hopkins	Michael	500		0
Jacobson	Robyn	400		0
James	Lori	500		0
Johnson	Kristine	500		0

Kohut	Ken	500		0
Kolacy **	Chris	52,000		0
Kramer	Katherine	500		0
Lancaster	Karen	500		0
L'Amarca	Tony	500		0
Lambo	Zig	500		0
Laustsen	Dana	400		0
Lazarchuk	Nick	500		0
Lee	Robert	500		0
Levine	Susan	500		0
Levine	Jonathan	500		0
Lindberg	Dean	400		0
Loria**	Cathy	188,000	1.0%	0
Makhlouf	Magdy	500		0
Marquardt	George	500		0
Martens	Eric	500		0
McIntyre**	Lawrie	800,500	4.4%	0
McKenna	Bernard	500		0
McMahon	Maureen	500		0
Morrill	Mark	500		0
Nelson	Duane	400		0
Onilov	Ilie	500		0
O'Shea	Sheila	500		0
Payne	Shawn	500		0
Poli	Seann	500		0
Poli-Huber	Carlanne	400		0
Rana	Zahir	500		0
Rawnsley	Patricia	400		0
Reed	John	400		0
Remenda	Dan	500		0
Rix**	Gordon	800,500	4.4%	0
Runions	Neil	400		0
Saunders	Chris	400		0
Schaper	Christina	500		0
Schlager	Marty	400		0
Schuler	Cameron	500		0
Schuler	Laura	500		0
Sillito	Sandi	500		0
Singh	Prem	500		0
Skulmoski	Gordon	300		0
Spilker	Mark	500		0
Stark	Stacey	500		0
Stone	Susan	500		0
Stone	Carolyn	500		0
Sullivan	Mike	500		0
Tang	Thomas	500		0
Taylor	Larry	400		0
Taillieu	Wilf	500		0
Taillieu	Mavis	500		0
Taurus Capital Group *,**		720,000	4.4%	0
Tse	Victor	500		0

Tycolis	Tim	500	0
Ubhi	Dr. Perminder	400	0
Van de Pol	John	500	0
Villecourt	Denise	500	0
Villecourt	Rita	500	0
Valhovic	Milic	500	0
Valhovic	Mashan	500	0
Wakaruk	Chris	500	0
Warness	Jadden	500	0
Warness	Dr.Stajen	500	0
Westersund	Dr. Curtis	500	0
Whelan	Mark	500	0
Williams	J. Andrew & Iris M	400	0
TOTAL		5,400,000	0

* Taurus Capital Group is controlled by J.J. Barnhardt, who is not affiliated with our Company.

** Denotes holders of Puroil’s Class C Preferred Stock.

None of the selling shareholders have had any material relationship with Panoshan since its inception other than: (1) Jonathan Levine, who is Panoshan’s president and member of the board of directors; Chris Kolacy, who is Panoshan’s secretary and treasure and member of the board of directors; and James Durward, who is the controlling shareholder of our largest shareholder, Puroil.

The Selling Shareholders are considered underwriters with regards to the resale of the Units under federal securities laws.  Puroil is an underwriter of the Distribution under the federal securities laws.

PLAN OF DISTRIBUTION

General

A total of 30% of the issued and outstanding Common stock of Panoshan Marketing Corp. is presently owned by Puroil Technology Inc., which is a venture capital company. Puroil Technology Inc. shareholders will not be required to pay for shares of our common stock received in the Distribution or to exchange shares of Puroil Technology Inc. in order to receive the Panoshan common stock from Puroil.

There are two (2) separate transactions covered in this registration statement:

1.

The distribution by Puroil of the Units to the Puroil Common Stock and Class C Preferred Stock shareholders.   The distribution will be made to holders of record of Puroil Technology Inc.'s  Class C preferred stock and Common Stock as of the close of business on April 29, 2004 on the basis of 88.9% (4,800,000 shares) of the Units are being distributed to Puroil's Class C Preferred shareholders and 11.1% (600,000 shares) being distributed to Puroil's common shareholders. The Puroil common shareholders will receive 1 Unit for every five shares of Puroil Technology Inc. common stock held. The Puroil Class C Preferred shareholders will receive 800 Units for every 1 Class C preferred share held. The rate of exchange Panoshan Units was negotiated by Puroil's President, Mr. James Durward, and the prospective purchasers of Puroil's of Class C Preferred Stock prior to the purchase thereof.

Puroil Technology Inc. acquired the 5,400,000 Units on April 28, 2004 for a total cost of $60,000, or approximately $.0011 per Unit.   After the distribution, the management of Panoshan will, directly and indirectly, control approximately 70% of the total issued and outstanding Common Stock of Panoshan, assuming there are no Warrants exercised.

The Units include 5,400,000 Warrants. Two Warrants plus $0.05 entitles the holder to purchase one share of Panoshan Common Stock for a period of one year, commencing 12 months from the effective date of this registration statement.

The Distribution of the Units will be made to all nine (9) holders of record of Puroil Preferred Class C Stock and all one hundred and eight (108) holders of record of Puroil Common Stock, such holders being of record as of the close of business on April 29, 2004.

The 5,400,000 shares of the Common Stock distributed to Puroil Technology Inc. shareholders will represent 30% of all the issued and outstanding shares of the Common Stock of Panoshan before any warrant exercise, and 26% of all the issued and outstanding shares of the common stock of Panoshan, assuming all the Warrants are exercised and converted into an additional 2,700,000 shares of Panoshan common stock, of which there is no assurance. After the registration, and assuming all warrants are exercised, of which there is no assurance, Server Researches will effectively control approximately 61% of the total issued and outstanding common stock of Panoshan. Our president, Mr. Levine, is also the president of Server Researches.

The 2,700,000 shares of Panoshan Common Stock underlying the 5,400,000 Warrants are also being registered in this registration statement. Panoshan will have an obligation to keep this prospectus current with material financial and other information during the Warrant exercise period.

2.

The resale by the Puroil shareholders receiving the 5,400,000 Units in the Distribution.

The 5,400,000 Units being distributed to the Selling Security Holders are all being registered for resale in this registration statement.

Puroil is deemed an underwriter of the Distribution under federal securities law and the selling shareholders are deemed underwriters of the subsequent resale of the Units under federal securities laws.

MATERIAL RELATIONSHIPS

Panoshan Marketing Corp. and Server Researches Incorporated, a company holding 70% of our common shares, and therefore, an affiliated company, have a common member on their boards of directors, namely Jonathan Levine.   Mr. Levine is also the President of Panoshan and the President of Server Researches and as such he has a large degree of control over both Panoshan and Server Researches Incorporated.

Under the terms of its management contract with Panoshan, Puroil receives $1,000 per month and a sales commission of 20% in exchange for management services to Panoshan. This agreement expires on May 31, 2006. Puroil has agreed to postpone its management fees until this registration statement becomes effective. Puroil has also agreed that there is no accrual or back pay allowance.

MANNER OF DISTRIBUTION

Pursuant to the plan of distribution, Puroil Technology Inc. will distribute to its shareholders 5,400,000 Units on the basis of 88.9% of the Units (4,800,000 Units) Panoshan Units being distributed to Puroil's Class C Preferred shareholders and 11.1% of the Units (600,000 Units) Panoshan Units being distributed to Puroil's common  shareholders. The Puroil common shareholders will receive 1 Unit for every five (5) shares of Puroil Technology Inc. common stock held. The Puroil Class C Preferred shareholders will receive eight hundred (800) Units for every one (1) Class C Preferred share held. The ratio of Panoshan Units being distributed to the Puroil Class C preferred shares and the Puroil common shares was determined as a result of an arms'-length negotiation between Puroil and the Class C Preferred shareholders prior to their purchase of such shares. On June 30, 2004 Puroil Technology Inc. had issued and outstanding 3,000,000 common shares, 1,000 Class A Preferred shares, 750 Class B Preferred shares and 6,000 Class C Preferred shares. On June 30, 2004, Puroil Technology Inc. had 108 common shareholders of record. The Units will be mailed to Puroil Technology Inc. shareholders after the effective date of this registration statement. 10.2% of the Units will be distributed to shareholders who are considered affiliates of Puroil Technology, and 89.8% will be distributed to shareholders who are not considered affiliates of Puroil Technology.

TAX CONSEQUENCES OF PUROIL TECHNOLOGY INC. DISTRIBUTION

Puroil Technology believes the following are the material United States federal income tax consequences expected to result from the distribution under currently applicable law. The following discussion is intended as general information only. It may not be applicable to stockholders who are neither citizens nor residents of the United States. It does not discuss the state, local and foreign tax consequences of the distributor. Stockholders should consult their own tax advisors regarding the consequences of the distribution in their particular circumstances under federal, state, local and foreign tax laws.

Puroil Technology will recognize a gain or loss based upon the fair market value of the Common stock at the date of the Distribution. This gain or loss is measured by the difference between Puroil Technology Inc.'s tax basis in the Common stock distributed in the Distribution and the fair market value of that stock.

As a result of Puroil Technology Inc. having no current or accumulated earnings and profits allocable to the Distribution no portion of the amount distributed will constitute a dividend for federal income tax purposes.

Therefore, no portion of the amount received constitutes a dividend, and will not be eligible for the dividends-received deduction for corporations. Each Puroil Technology Inc. stockholder will have a tax basis in Panoshan Marketing Corp.'s Common stock distributed equal to the fair market value of the Common Stock distributed on the Distribution date. The Distribution is not taxable as a dividend. The distribution will be treated as a tax-free return of capital to the extent that the fair market value of such portion of the amount received does not exceed the stockholder's basis in the Puroil Technology Inc. common stock held, and as a capital gain if and to the extent that the fair market value of such portion is greater than such tax basis.

Any taxes payable by any recipient of any Shares of Panoshan Marketing Corp.'s common stock in the distribution will be the responsibility of such recipient.

The foregoing is only a summary of certain United States federal income tax consequences of the Distribution under current law and is intended for general information only. Each stockholder should consult his tax advisor as to the particular consequences of the distribution to such stockholder, including the application of state, local, Canadian and foreign tax laws.

EACH PUROIL TECHNOLOGY INC. SHAREHOLDER IS ADVISED TO SEEK PROFESSIONAL TAX COUNSEL REGARDING ANY TAX LIABILITY THAT MAY ARISE FROM THIS DISTRIBUTION

BLUE SKY LAWS

This Distribution is not being made in any jurisdictions of the United States or Canada where this Distribution would not be in compliance with the securities laws, commonly called Blue Sky Laws, of such jurisdiction. This Prospectus will be delivered to those Shareholders of record of Puroil Technology Inc. as of April 29, 2004.  This Prospectus relates to the Units received in the Distribution to the Puroil Technology shareholders and the subsequent resale of the Units by the Puroil Shareholders. The Distribution will be made to Puroil Technology shareholders without any consideration being paid and without any exchange of shares by the shareholders of Puroil Technology. Neither Puroil Technology nor Panoshan will receive any proceeds from the Distribution by Puroil Technology nor from the resale of any such Units by any selling securities holders.  Puroil is an underwriter of the Distribution under federal securities laws and the selling shareholders are deemed to be underwriters of the subsequent resale of the Units under federal securities laws.  Panoshan would receive proceeds if any of the Warrants are exercised, of which, Panoshan has no assurances will occur.

A copy of this Prospectus is being mailed to each Puroil Technology shareholder of record on April 29, 2004, together with the certificates representing the Units to which the shareholder is entitled. Persons wishing to evaluate the Panoshan Marketing Corp. Units being distributed to them should review this Prospectus carefully.

REASON FOR THE DISTRIBUTION

The board of directors of Puroil Technology Inc. has decided that the Units in the hands of individual shareholders will provide more value to Puroil Technology shareholders than if corporately owned. There can be no assurance that the shares will be publicly traded or if so, whether the market will provide any particular liquidity or value to the shareholder. Additionally, if at some future date the shares of Panoshan Marketing Corp. are publicly traded, there may be a better opportunity to raise additional funding to assist in the expansion of the business.

COSTS OF DISTRIBUTION

Panoshan estimates that the total cost of the Distribution will be approximately $30,000. Panoshan has agreed to pay all such costs.

TRADING OF OUR COMMON STOCK

There is currently no public market for our common stock. After the Distribution is complete we intend to apply for trading on the OTC/Bulletin Board. We cannot provide any assurance as to whether or not Panoshan 's common stock can qualify for its shares to be quoted on the OTC/Bulleting Board or, if it does, as to the price at which our stock might trade.

It is anticipated that Panoshan’s common stock will be regarded as a “penny stock”, since its shares are not listed on a national stock exchange or quoted on the NASDAQ Market within the United States. Panoshan intends to have an application filed on its behalf to have its common stock quoted on the Over-The-Counter/Bulletin Board.  If such approval is provided, Panoshan's shares will be regarded as "penny stock" to the extent the market price for its shares is less than $5.00 per share. The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, and to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  To the extent these requirements may be applicable they will reduce the level of trading activity in the secondary market for the common shares and may severely and adversely affect the ability of broker-dealers to sell the common shares.

The Units distributed to Puroil Technology shareholders may be offered for sale but only if done so pursuant to this prospectus at the set price of US $0.10 per Unit.

LEGAL PROCEEDINGS

Panoshan Marketing Corp. is not a party to any legal proceeding nor are we aware of any pending or threatened legal proceeding against us or any officer or director which might have any potentially adverse effect upon Panoshan.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Executive Officers and Directors of Panoshan and their ages are as follows:

Name	Age	Position	Date Elected
Jonathan Levine	44	President /Director	April 28, 2004
Christopher Kolacy	32	Secretary Treasurer, Chief Financial Officer, Director	April 28, 2004

Mr. Levine, our President and a director since inception, was a founder and remains a part owner of Canada Connect Corporation ("CCC"). CCC was founded in 1994 and is essentially an internet consulting company and service provider. He is also the President and part owner of Middle Digital Incorporated and Server Researches Incorporated. Mr. Levine was the designer of the PC Weasel and primary inventor on the US patent (issued on May 4, 2004). Mr. Levine's experience in hardware design and manufacture is directly relevant to Panoshan 's business plans as described herein. Mr. Levine plans to devote 70% of his time to Panoshan operations. Mr. Levine has a high school education.

Mr. Kolacy, our Secretary, Treasurer, Chief Financial Officer and a director since inception, has also served as a director and secretary of Unitech Energy Corp. since February 10, 2004. Unitech has recently filed an SB-2 registration document with the intention of going public. From 1996 to 1999, Mr. Kolacy was a personal trainer at Desert Mountain Resort in Scottsdale, Arizona. From 2000 to 2002, Mr. Kolacy served as Office Manager and Assistant to the President of Mountain Desert Properties, Inc. in Scottsdale Arizona. His responsibilities included sales, marketing web site design and client relations. Since 2002, Mr. Kolacy has served as Administrative Vice President for CanAm Capital Corp. in Los Angeles, California where he oversees all administrative functions of  CanAm Capital Corp.  which is a private venture funding company that funds early stage companies.  There is no affiliation and there is no contract between Panoshan and CanAm Capital Corp. and none are contemplated at this time.  In 1995, Mr. Kolacy earned a B.S degree in Sports Medicine from University of Arizona.  Mr. Kolacy devotes approximately 5 hours per month to Panoshan's business.

The Directors are elected to serve until the next annual meeting of shareholders and until their successors have been elected. Executive officers serve at the discretion of the Board of Directors.

Each of the foregoing persons may be deemed a "promoter" and "parent" of Panoshan, as those terms are defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

We have no external business advisors. The name of our independent audit firm is Bateman & Co. Inc., P.C., 5 Briardale Court, Houston, Texas, 77027-2904, and our legal advisor is W. Scott Lawler, Esq. 1530-9th Avenue South East, Calgary, Alberta, Canada, T2G 0T7.

BOARD PRACTICES

Board members serve one year terms and are voted in or out at the Annual General Meeting of Panoshan. Mssrs. Levine and Kolacy have served as Directors since April 28, 2004. There are no compensation of benefit plans for any directors and there are no service contracts with any directors. Directors receive no compensation or monetary benefit. Panoshan has no audit committee.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 30, 2004, the name, address and number of shares of our common stock owned directly or beneficially by persons who own 5% or more of Panoshan's voting common stock and by each executive officer and director and 5% owner after the Distribution.

Beneficial Owner	Shares/Percent as of June 30, 2004		Shares/Percent after the Distribution
Server Researches Incorporated [1] 238 - 11th. Ave. SE Calgary, Alberta	12,600,000	70.0%	12,600,000	70%
Jonathan Levine 238 - 11th. Ave. SE Calgary, Alberta	-0- [2]	28%	-0- [2]	28%
Christopher Kolacy #2, 421 East Shirley Drive Beverley Hills, California 90232	-0- [3]	<1%	-0- [3]	<1%
Puroil Technology Inc.[4] 1250, 520-5th. Ave. SW Calgary, Alberta	-0-	30%	-0-	0%
All Executive Officers and Directors as a Group (2 persons)	-0-	<1%	-0-	<%

(1)  Server Researches Incorporated is owned by the following individuals with their percentage ownership of Server Researches Incorporated indicated in parenthesis: Jonathan Levine of Calgary, Alberta (40%); Herb Peyerl of Calgary, Alberta (40%); and David Carrel of Tiburon, California (20%). (2) Mr. Levine does not own any shares in his name. Mr. Levine is a 40% shareholder of Server Researches Incorporated, which owns 12,600,000 shares of Panoshan. Mr. Levine does not hold sole voting or dispositive power over the shares of Panoshan owned by Server Researches Incorporated.  Mr Levine and his wife, Susan, each own 2,500 shares of Puroil Common Stock.  As a result, they each will receive 500 shares of Panoshan’s Common Stock from this Distribution.

(3) Mr  Kolacy owns 65 shares of Puroil Class C Preferred Stock.  As a result, Mr Kolacy will receive 52,000 shares of Panoshan Common Stock from this Distribution.

(4) Puroil Technology Inc. is controlled by Mr. James Durward.

CHANGES IN CONTROL.

There are currently no arrangements which would result in a change in control of Panoshan.

Our company President and member of our Board of Directors, Mr. Jonathan Levine, currently is the president of Server Researches Incorporated, which owns or controls 70% of our common stock, and after this offering, the Distribution and exercise of the Warrants, assuming that ever occurs, will still own or control approximately 61% of the outstanding stock. Therefore, Server Researches Incorporated, will have significant influence over all matters requiring approval by our stockholders, and will not require the approval of the minority stockholders in order to take any action. In addition, Server Researches will be able to elect all of the Directors.

None of the shares of Panoshan owned or controlled by Server Researches are being registered in this registration statement and all of such shares will be restricted from resale under Rule 144.

DESCRIPTION OF SECURITIES

The Corporation is authorized to issue:

(a)

an unlimited number of Common Voting Shares - there are 18,000,000 shares issued and outstanding;

(b)

 an unlimited number of Preferred Non-Voting Shares - none issued

The rights, privileges and restrictions attached to Common Voting Shares include:

(a)

The right to vote at any meeting of the shareholders of the Corporation;

(b)

The right to receive, if, as and when declared by the Board of Directors of the Corporation (the "Board") dividends as may be fixed by resolution of the said Board;

(c)

Subject to the rights of the holders of Preferred Non-Voting Shares of the Corporation, to receive, pro-rata per common share then held, the remaining property of the Corporation upon liquidation, dissolution or winding up of the Corporation, or other distribution of the assets of the Corporation among the shareholders for the purpose of winding up the affairs of the Corporation.

The rights, privileges and restrictions attached to the Preferred Non-Voting shares ("Shares") are as follows:

(a)

The holders of the Shares, in priority to the holders of the common shares of the Corporation, shall be entitled to receive, if, as and when declared by the Board, a fixed, preferential, non-cumulative dividend in the percentage (per annum) of the Redemption Amount, as hereinafter defined.

(b)

 No dividends shall be declared, or declared and paid on or set aside for the common shares in any fiscal year unless and until a non-cumulative dividend on all Shares outstanding in respect of such fiscal year shall have been declared and paid or set aside for payment, and if in any fiscal year the Board shall not declare a dividend, the rights of the holders of the Shares to any dividend for such fiscal year shall be forever extinguished;

(c)

 In the event of liquidation, dissolution, or winding up of the Corporation or other distribution of the assets of the Corporation among the shareholders for the purpose of winding up its affairs, the holders of the Shares shall be entitled to receive, before distribution of any part of the assets of the Corporation among the holders of the common shares, an amount equal to the aggregate of the Redemption Amount, as hereinafter defined, and dividends declared but unpaid that the holders of the Shares are entitled to and such holders shall not be entitled to share any further in the distribution of the profits, property or assets of the Corporation;

(d)

By resolution of the Directors of the Corporation, all or any part of the Shares at any time outstanding may, at any time and from time to time, be redeemed by the Corporation on any date fixed by such resolution at an amount equal to the Redemption Amount, as hereinafter defined, together with any dividends declared and unpaid on the date fixed by such redemption;

(e)

 The Redemption Amount shall be the amount fixed by resolution of the Directors of the Corporation at the time of the issuance of the Shares.

(f)

 By resolution of the Directors of the Corporation, all or any part of the Shares at any time outstanding may, at any time and from time to time, be repurchased by the Corporation on any date fixed by such resolution at the lowest price at which, in the opinion of the Directors, such shares are obtainable not exceeding the aggregate of the Redemption Amount together with any dividends declared and unpaid on the date fixed for such repurchase;

(g)

 Not less than Thirty (30) days notice in writing of such redemption or repurchase shall be given by the Corporation by mail to the registered owners of the shares to be redeemed or repurchased by the Corporation, specifying the date and place or places of redemption or repurchase.

(h)

 If notice of any such redemption or repurchase shall have been given in the manner aforesaid, an amount sufficient to redeem or repurchase the shares to be redeemed or repurchased shall be deposited by the Corporation with any trust company or chartered bank (to be specified in the notice) on or before the date so fixed for redemption or repurchase and the holder shall have no right to receive payment out of the monies so deposited except upon the surrender of the share certificates representing the shares to be redeemed or repurchased.

(i)

In case part only of the then outstanding Shares is at any time to be redeemed or repurchased by resolution and notice of Directors of the Corporation as aforesaid, the shares to be redeemed or repurchased shall be taken from the Shares held by each holder thereof pro-rata according to the number of shares held by each, except in cases where shareholders waive in writing their right in respect of such partial redemption or repurchase. If such procedure results in leaving a fractional part of the Share outstanding in the name of any shareholder, such fractional part shall also be redeemed or repurchased by the Corporation; Subject to the provisions of the Business Corporations Act (Alberta), as from time to time amended, the holders of Shares shall not be entitled to vote at meetings of the shareholders of the Corporation.

COMMON STOCK ISSUED AND OUTSTANDING

The authorized Common Voting Shares ("Common Stock") of Panoshan Marketing Corp. consists of an unlimited number of shares, of which 18,000,000 shares were outstanding on June 30, 2004. The holders of Common Stock are entitled to one vote per share on all matters to be voted on by stockholders. Holders of Common Stock are entitled to receive dividends when, as, and if declared by the Board of Directors. The approval of proposals submitted to shareholders at a meeting requires a favorable vote of the majority of shares voting. Holders of the Common Stock have no preemptive, subscription, redemption, or conversion rights, and there are no sinking fund provisions with respect to the Common Stock. All of the outstanding shares of Common stock are, and the Shares to be transferred in the Distribution will be, fully paid and non-assessable. As of June 30, 2004, Panoshan Marketing Corp. had three shareholders of its Common Stock.

PREFERRED STOCK

Panoshan Marketing Corp. is also authorized to issue an unlimited number of shares of non-voting preferred shares ("preferred stock"). The preferred stock may be issued in one or more series with such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and qualifications and rights as Panoshan's Board of Directors may determine. No shares of preferred stock have been ever been issued. Preferred stock can thus be issued without the vote of the holders of common stock. Rights could be granted in the future to the holders of preferred stock which could reduce the attractiveness of Panoshan Marketing Corp. as a potential takeover target, make the removal of management more difficult, or adversely impact the rights of holders of common stock.

WARRANTS

The 5,400,000 Warrants to purchase 2,700,000 shares of Common Stock at $0.05 per share will be issued in registered form pursuant to an agreement, dated the date of this Prospectus (the "Warrant Agency Agreement") between Panoshan and Interwest Transfer Co., Inc. 1981 East 4800 South, Suite 100, Salt Lake City, UT, 84117, (the "Warrant Agent"). The following discussion of certain terms and provisions of the Warrants is qualified by reference to the detailed provision of the Statement of Rights, Terms and Conditions for the Warrants which forms a part of the Warrant Agreement. A form of the certificate representing the Warrants and a form of the Warrant Agreement have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

The Warrant entitles the registered holder of two warrants to purchase one share of Panoshan's Common Stock at a price of $0.05 per share subject to certain adjustments. The Warrants are entitled to the benefit of adjustments in their exercise prices and in the number of shares of Common Stock or other securities deliverable upon the exercise thereof in the event of a stock dividend, stock split, reclassification, reorganization, consolidation or merger.

The Warrants may be exercised at any time commencing from the date hereof and continuing thereafter until the closed of business one year from the date hereof, unless such period is extended by Panoshan. After the expiration date, Warrant holders shall have no further rights. Warrants may be exercised by surrendering the certificate evidencing such Warrants, with the form of election to purchase on the reverse side of such certificate properly completed and executed, together with payment of the exercise price and any transfer tax, to the Warrant Agent. If less than all of the Warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of Warrants. Payment of the exercise price may be made by cash, bank draft or official bank or certified check equal to the exercise price.

Warrant holders do not have any voting rights or any other rights as stockholders of Panoshan. Panoshan shall have the right to redeem the Warrants at any time prior to their conversion upon not fewer than sixty (60) days written notice to the Warrant holder. Panoshan may call either the Warrants in whole or in part, or may call varying parts of the Warrants at any one time. If a call is made in part, the Warrants called shall be determined by lot. The redemption price for the Warrants shall be $.0001 for each Warrant. The Warrants may only be redeemed by Panoshan at any time after the Common Stock of Panoshan publicly trades at a bid price above $.06 (subject to adjustment) for a period of ten (10) consecutive trading days. Panoshan shall request the Warrant Agent to provide written notice to the registered holders of the Warrants selected for redemption, giving the dates as of which such Warrants shall be deemed. The Warrants called for redemption shall not be exercisable after the redemption date. Payment of the Warrant price shall be made by check payable to the registered holder, thereof, on the books of the Warrant Agent. The foregoing notwithstanding, Panoshan may not call the Warrants at any time that a current registration statement under the Act is not then in effect.

The Warrant Agency Agreement permits Panoshan and the Warrant Agent, without the consent of Warrant holders, to supplement or amend the Warrant Agreement in order to cure any ambiguity, manifest error or other mistake, or to address other matters or questions arising thereunder that Panoshan and the Warrant Agent deem necessary or desirable and that do not adversely affect the interest of any Warrant holder. Panoshan and the Warrant Agent may also supplement or amend the Warrant Agreement in any other respect with the written consent of holders of not less than a majority in the number of the Warrants then outstanding; however, no such supplement or amendment may (i) make any modification of the terms upon which the Warrants are exercisable or may be redeemed; or (ii) reduce the percentage interest of the holders of the Warrants without the consent of each Warrant holder affected thereby.

In order for the holder to exercise a Warrant, there must be an effective registration statement, with a current prospectus, on file with the Securities and Exchange Commission covering the shares of Common Stock underlying the Warrant, and the issuance of such shares to the holder must be registered, qualified or exempt under the laws of the state or province in which the holder resides. Panoshan will use its best efforts to have all shares so registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Warrants, subject to the terms of the Warrant Agreement. See "Risk Factors - Necessity to Maintain Current Prospectus" and "State Blue Sky Registration Required to Exercise the Warrants."  No fractional shares will be issued upon exercise of the Warrants. However, if a Warrant holder exercises all Warrants then owned or record by him, Panoshan will pay to such Warrant holder, in lieu of the issuance of any fractional share which is otherwise issuable, an amount in cash based on the market value of the Common stock on the last trading day prior to the exercise date.

DIVIDEND POLICY.

All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available and subordinate to the rights of the holders of loan or other financing documents. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

MISCELLANEOUS RIGHTS AND PROVISIONS.

Holders of common stock have no cumulative voting rights, and no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding loan or financing documents.

THE PENNY STOCK RULES

Our securities may be considered a penny stock. Penny stocks are securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or quoted on the NASDAQ stock market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell penny stock securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of penny stock securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly statements must be sent disclosing recent price information on the limited market in penny stocks. The "penny stock rules" may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market. The penny stock restrictions will not apply to our securities when our market price is $5.00 or greater. The price of our securities may not reach or maintain a $5.00 price level.

TRANSFER AGENT

The transfer agent for Panoshan Marketing Corp.'s Common stock will be Interwest Transfer Co., Inc. 1981 East 4800 South, Suite 100, Salt Lake City, UT, 84117.

INTEREST OF NAMED EXPERTS AND COUNSEL

The legality of the Shares of Common stock to be registered hereby will be passed upon for Panoshan by Mr. Thomas Milley, Demiantschuk, Milley, Burke, Hoffinger, 1130- 1015 4 St SW, Calgary, Alberta, T2R 1J4, (403) 252-9937, (403) 263-8529.  As of the date if this prospectus, Mr. Milley does not own any shares of our common stock, nor will he receive any in the future or in connection with this offering.

The financial statements of Panoshan Marketing Corp., for the period from April 27, 2004 (incorporation date) to June 30, 2004, and related notes included in the registration statement on Form F-1, of which this prospectus forms a part, have been audited by Bateman & Co., Inc., P.C. Independent Certified Public Accountants, and have been so included in reliance upon the opinion of such accountant given upon their authority as an expert in auditing and accounting. As of the date if this prospectus, neither Bateman & Co., Inc. nor its principals own any shares of our common stock nor will they receive any in the future in connection with this offering.

CERTIFICATE OF INCORPORATION AND BYLAWS

1.

Panoshan was established pursuant to the issuance on April 28, 2004, of a Certificate of Incorporation by the Registrar of Corporations of the Province of Alberta pursuant to the provisions of the Business Corporations Act (Alberta).  Panoshan’s Alberta Corporate Access Number is 2011045917.  Panoshan’s Certificate of Incorporation provides that there are no restrictions on the nature of the business that may be carried on by Panoshan.

2.

The directors may fix the quorum for meetings of directors or of a committee of directors, but unless so fixed, a majority of the directors or of a committee of directors holding office at the time of the meeting constitutes a quorum provided that no business may be transacted unless at least half of the directors present are resident Canadians.  Business cannot be transacted without a quorum.  A quorum of directors may vote on any matter of business properly brought before the meeting provided that where a director is a party to a material contract or proposed material contract or is a director or an officer of or has a material interest in any person who is a party to a material contract or proposed material contract with Panoshan, such director must disclose his or her interest at the earliest possible date, request the conflict be noted in the minutes of the meeting, and with a few limited exceptions enumerated in the By-Law, refrain from voting on the matter in which the director has conflict of interest.  There is no limitation on the Board of Directors to vote on matters of their remuneration as a director, officer, employee or agent of Panoshan or of an affiliate of Panoshan.

The Board of Directors may, without authorization of the shareholders of Panoshan:

(a)

 borrow money on the credit of Panoshan;

(b)

 issue, reissue, sell or pledge debt obligations of Panoshan;

(c)

subject to restrictions respecting financial assistance prescribed in the ABCA, give a guarantee on behalf of Panoshan to secure performance of an obligation of any person; and

(d)

mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of Panoshan, owned or subsequently acquired, to secure any obligation of Panoshan.

The directors may, by resolution, delegate to a director, a committee of directors or an officer all or any of the foregoing borrowing powers.

A person is qualified to be or stand for election as a director provided such person is at least 18 years of age, is not a bankrupt and is not mentally incapacitated pursuant to applicable Alberta mental health legislation or pursuant to an order of the Alberta courts.  There is no provision in Panoshan’s Articles or By-Law relating to the retirement or non-retirement of directors under an age limit requirement.  There is also no requirement in Panoshan’s Articles or By-Law for a director to hold shares of Panoshan.

3.(i) Panoshan is authorized to issue an unlimited number of shares designated as Common Shares and an unlimited number of shares designated as Non-Voting Preferred Shares.  The Common Shares have attached to them the following rights, privileges, restrictions and conditions.

(a) Except for meetings at which only holders of another specified class or series of shares of Panoshan are entitled to vote separately as a class or series, each holder of a Common Share is entitled to receive notice of, to attend and to vote at all meetings of the shareholders of Panoshan.

(b) Subject to the rights, privileges, restrictions and conditions attached to any other class of shares of Panoshan, the holders of the Common Shares are entitled to receive dividends if, as and when declared by the directors of Panoshan.

(c) Subject to the rights, privileges, restrictions and conditions attached to any other class of shares of Panoshan, the holders of the Common Shares are entitled to share equally in the remaining property of Panoshan upon liquidation, dissolution or winding-up of Panoshan.

3.(ii) The Non-Voting Preferred Shares have attached to them the following rights, privileges, restrictions and conditions.

(a) The holders of the Non-Voting Preferred Shares, in priority to the holders of the common shares of Panoshan, are entitled to receive, if, as and when declared by the Board, a fixed, preferential, non-cumulative dividend in the percentage (per annum) of a “Redemption Amount”, which is defined as the amount fixed by resolution of the Directors of Panoshan at the time of the issuance of the Non-Voting Preferred Shares.

(b)   No dividends shall be declared for the common shares in any fiscal year unless a non-cumulative dividend on all Non-Voting Preferred Shares outstanding for such fiscal year has been declared and paid or set aside for payment, and if in any fiscal year the does shall not declare a dividend, the rights of the holders of the Non-Voting Preferred Shares to any dividend for such fiscal year is extinguished.

(c)   In the event of liquidation, dissolution or winding up of Panoshan or other distribution of the assets of Panoshan among the shareholders for the purpose of winding up its affairs, the holders of the Non-Voting Preferred Shares shall be entitled to receive, before distribution of any part of the assets of Panoshan among the holders of the common shares, an amount equal to the aggregate of the Redemption Amount and dividends declared but unpaid that the holders of the Non-Voting Preferred shares are entitled to and such holders shall not be entitled to share any further in the distribution of the profits, property or assets of Panoshan.

(d)   Panoshan may, by resolution of the Board of Directors, resolve to redeem any part of the outstanding Non-Voting Preferred Shares at an amount equal to the Redemption Amount together with any dividends declared and unpaid on the date fixed by such redemption.

(e)   Panoshan may, by resolution of the Board of Directors, resolve to repurchase any of the outstanding Non-Voting Preferred Shares at the lowest price at which, in the opinion of the Directors, such shares are obtainable not in excess of the aggregate of the Redemption Amount together with any dividends declared and unpaid on the date fixed for such repurchase;

(f)   Subject to the provisions of the Business Corporation Act (Alberta), the holders of Non-Voting Preferred Shares are not be entitled to vote at meetings of the shareholders of Panoshan.

4.

Under the ABCA, any substantive change to the Articles of Panoshan (including, but not limited to, change of any maximum number of shares that Panoshan is authorized to issue, creation of new classes of shares, add, change or remove any rights, privileges, restrictions and conditions in respect of all or any of its shares, whether issued or unissued, change the shares of any class or series, whether issued or unissued, into a different number of shares of the same class or series or into the same or a different number of shares of other classes or series) or other fundamental changes to the capital structure of Panoshan, including a proposed amalgamation or continuance of Panoshan out of the jurisdiction, requires shareholder approval by not less than 2/3 of the votes cast by shareholders voting in person or by proxy at a shareholders’ meeting called for that purpose.  In certain prescribed circumstances, holders of shares of a class or of a series are entitled to vote separately as a class or series on a proposal to amend the Articles whether or not shares of a class or series otherwise carry the right to vote.  The holders of a series of shares of a class are entitled to vote separately as a series only if the series is affected by an amendment in a manner different from other shares of the same class.

5.

Panoshan’s By-Law provides that the Board of Directors shall call an annual meeting of shareholders to be held not later than eighteen months after the date of incorporation and subsequently, not later than fifteen months after holding the last preceding annual meeting.  Panoshan’s By-Law provides that the Board of Directors may at any time call a special meeting of shareholders.  Only the registered holders of shares are entitled to receive notice of and vote at annual and special meetings of shareholders, except to the extent that:

(a)

if a record date is fixed, the person transfers ownership of any of the person’s shares after the record date; or

(b)

if no record date is fixed, the person transfers ownership of any of the person’s shares after the date on which the list of shareholders is prepared; and

(c)

the transferee of those shares

(i)

produces properly endorsed share certificates; or

(ii)

otherwise establishes ownership of the shares; and

(iii)

demands, not later than ten (10) days before the meeting, that the transferee’s name be included in the list before the meeting;

in which case the transferee is entitled to vote the shares.

The ABCA also permits the holders of not less than 5% of the issued voting shares to give notice to the directors requiring them to call and hold a meeting of Panoshan.

The only persons entitled to be present at a meeting of shareholders are:

(a)

the Shareholders entitled to vote at the meeting;

(a)

the  Directors;

(b)

the external auditor of Panoshan; and

(c)

any others who, although not entitled or required under the provision of the ABCA, any unanimous shareholder agreement, the Articles or the by-laws to be present at the meeting.

Any other person may be admitted only on the invitation of the Chairperson of the meeting or with the consent of the meeting.

6.

There are no restrictions in Panoshan’s Articles or By-Law on the number of shares that may be held by non-residents other than restrictions set out in the Investment Canada Act (Canada).

7.

There are no specific provisions in the Articles or By-Law of Panoshan that have the effect of delaying, deferring or preventing a change of control of Panoshan and that would operate only with respect to a merger, acquisition or corporate restructuring involving Panoshan (or any of its subsidiaries).  Notwithstanding this, the Board of Directors, under the general powers conferred to it under Panoshan’s By-Law, have the authority to approve and invoke a shareholders rights plan that will protect shareholders from unfair, abusive or coercive take-over strategies, including the acquisition or control of Panoshan by a bidder in a transaction or series of transactions that does not treat all shareholders equally or fairly or that does not afford all shareholders an equal opportunity to share in any premium paid upon an acquisition of control.  Panoshan has not adopted such a plan.

8.

There are no provisions in Panoshan’s By-Law regarding public disclosure of individual shareholdings.

9.

With respect to items 2 through 8 above, the law applicable to Panoshan in the Province of Alberta in these areas is not significantly different from that in the State of Nevada. Such laws may be significantly different from those in other state jurisdictions in the United States.

10.

There are no conditions imposed by Panoshan’s Certificate of Incorporation governing changes in its capital.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Alberta corporate laws and the Articles of Incorporation and Bylaws of Panoshan Marketing Corp. provide for indemnification of our directors and officers as follows:

6.01

Conflict of Interest: A director or officer shall not be disqualified by his office, or be required to vacate his office, by reason only that he is a party to, or is a director or officer or has a material interest in any person who is a party to, a material contract or proposed material contract with Panoshan or subsidiary thereof. Such a director or officer shall, however, disclose the nature and extent of his interest in the contract at the time and in the manner provided by the Act. Any such contract or proposed contract shall be referred to the Board or shareholders for approval even if such contract is one that in the ordinary course of Panoshan's business would not require approval by the Board or shareholders. Subject to the provisions of the Act, a director shall not by reason only of his office be accountable to Panoshan or to its shareholders for any profit or gain realized from such a contract or transaction, and such contract or transaction shall not be void or voidable by reason only of the director's interest therein, provided that the required declaration and disclosure of interest is properly made, the contract or transaction is approved by the directors or shareholders, and it is fair and reasonable to Panoshan at the time it was approved and, if required by the Act, the director refrains from voting as a director on the contract or transaction and absents himself from the director's meeting at which the contract is authorized or approved by the directors, except attendance for the purpose of being counted in the quorum.

6.02

 Limitation of Liability: Every director and officer of Panoshan in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interest of Panoshan and exercise the care, diligence and skill that a reasonable and prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer for the time being of Panoshan shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act of conformity, or for any loss, damage, or expense happening to Panoshan through the insufficiency or deficiency of title to any property acquired by Panoshan or for or on behalf of Panoshan or the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to Panoshan shall be placed out or invested or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any monies, securities or other assets belonging to Panoshan or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof. The directors for the time being of Panoshan shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into the name or on behalf of Panoshan, except such as shall have been submitted to and authorized or approved by the Board.

6.03

 Indemnity: Subject to the Act, Panoshan shall indemnify a director or officer, a former director or officer, or a person who acts or acted at Panoshan's request as a director or officer of a body corporate of which Panoshan is or was a shareholder or creditor, and his heirs, executors, administrators and other legal representatives, from and against,

(a)

any liability and all costs, charges and expenses that he sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution of the duties of his office; and

(b)

all other costs, charges and expenses that he sustains or incurs in respect of the affairs of Panoshan, except where such liability relates to his failure to act honestly and in good faith with a view to the best interests of Panoshan.

Panoshan shall also indemnify such persons in such other circumstances as the act permits or requires. nothing in this section shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this section.

6.04

 Insurance: Subject to the Act, Panoshan may purchase and maintain insurance for the benefit of any person referred to in the preceding section against any liability incurred by him in his capacity as a director or officer of Panoshan or of any body corporate where he acts or acted in that capacity at Panoshan's request.

We have not entered into any indemnification agreements with any of our directors or officers.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the forgoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Information provided in this registration statement on Form F-1 may contain forward-looking statements that are not historical facts and information. These statements represent Panoshan's expectations or beliefs, including, but not limited to, statements concerning future and operating results, statements concerning industry performance, Panoshan's operations, economic performance, financial conditions, margins and growth in sales of Panoshan's products, capital expenditures, financing needs, as well as assumptions related to the foregoing. For this purpose, any statements contained in the F-1 filing that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based on current expectations and involve various risks and uncertainties that could cause actual results and outcomes for future periods to differ materially from any forward-looking statement or views expressed herein.

Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

The forward-looking statements included in this prospectus relate to, among others:

•

our goals and strategies;

•

our future business development, financial condition and results of operations;

•

projected revenues, profits, earnings and other estimated financial information;

•

expected changes in our margins and certain cost or expense items as a percentage of our net revenues;

•

the outcome of ongoing, or any future, litigation or arbitration;

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, we cannot assure you that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. We undertake no obligation to update any forward-

looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

ORGANIZATION WITHIN LAST FIVE YEARS

Panoshan Marketing Corp. was formed on April 28, 2004. Panoshan's business is the worldwide marketing of proven technology-related products. Our first product is the PC Weasel. We are preparing our marketing campaign and expect to commence immediately after the date that the registration statement in which this prospectus is included becomes effective. No revenue producing activities have yet commenced. We estimate our operating costs to be less than  US$20,000.00 for each 12 months, following the date of this prospectus.

 DESCRIPTION OF BUSINESS

HISTORY:

Background

Panoshan Marketing Corp. was incorporated on April 28, 2004 and our plan of business is to become a global marketer of proven products, which are products that have been sold into the marketplace for over one year. The basic premise is that while certain companies may be very good at developing technical products, some of those same companies may be very poor at marketing their products, either domestically and worldwide. Panoshan plans to negotiate the purchase of marketing rights and/or licenses from developer companies that possess technical products that fit this description. Panoshan then plans to locate and negotiate distribution contracts with third party distributors. Panoshan plans to profit from the spread between what Panoshan is required to pay its supplier companies and what the final price distributors will pay Panoshan.

It is anticipated, but not guaranteed, that these agreements may provide for the following:

a)

pricing mechanism (meaning the increase in price that Panoshan may charge third party distributors);

b)

geographic territory;

c)

minimum sales requirements (if any); and

d)

minimum marketing requirements such as dollars spent on promotional items.

On May 1, 2004, Panoshan entered into a distribution rights agreement with Server Researches, the owner of the U.S. patent on the PC Weasel, with regard to the PC Weasel product, which includes the following essential points:

a)

Server Researches hereby provides perpetual and exclusive marketing rights to the PC Weasel, in its current form and all future iterations within the countries of Japan, Indonesia, Thailand, China, Hong Kong, Taiwan, India, Pakistan, and Malaysia;

b)

Panoshan issued 12,600,000 shares of common stock to Server Researches;

c)

Panoshan will be responsible for all sales and marketing activities and will receive 40% of the gross sale price of all Weasel sales within Asia.

PRESENT AND PROPOSED BUSINESS ACTIVITIES

Since our incorporation, we have concentrated our activities on:

(1)

raising sufficient capital to begin operations;

(2)

putting into place the operating structure of our company and preparing this offering of our stock to the shareholders of Puroil Technology Inc.;

(3)

entering into our first distribution rights agreement;

(4)

investigating, via the Internet, possible sources of additional potential licenses/rights; and

(5)

investigating, via the Internet, possible distribution channels for the product for which we have obtained marketing rights, as well as other products for which we may obtain marketing rights in the future.

Panoshan also intends to seek other marketing and/or licensing rights for other products in the future and currently plans to use its stock as full or partial consideration for marketing rights and/or licenses to technical products. To date, only one license has been acquired, but there is no assurance that we will ever be successful in either acquiring any more licenses, or being able to deal with the sole license we currently have at a profit to Panoshan. To date, we have not identified any additional marketing and/or licensing rights, nor have we entered into any plans or negotiations to acquire any such rights.

THE MARKETING LICENSE BUSINESS

We intend to use the Channel Marketing business model as it is well known and worldwide in scope. Channel Marketing is defined as a method of product distribution where the manufacturing, wholesaling, and retailing functions are distinct and separate and are often owned by unrelated parties. This type of method allows each party to focus on their respective function with the intended result being a more efficient process.  Channel Marketing allows developers to do what they do best, i.e. develop products, without the expenses and risks associated with marketing and selling the products. The Channel Marketing business model typically includes a product creator or manufacturer, a wholesale distribution entity, a local retail distributor and a retail sales entity. Panoshan may be considered acting as a wholesale distributor and will be seeking to establish agreements with third party channel marketing entities that occupy the local area distribution link of this chain.

Reasons why a Developer might enter into this type of arrangement with our Company:

(1)

Potential for Increased Sales - channel distributors may be able to open new markets for the product based on existing relationships;

(2)

Anticipated Lower fixed costs - channel distributors typically fund their own operations and are compensated based on a percentage of the price of the product sold;

(3)

Anticipated simplified business model - this should allow the developer to focus on product development;

(4)

Potential for greater profits - increased sales could potentially translate into increased profits, despite the commissions paid to the channel distributor;

(5)

Potential for liquidity - the ability to receive shares of our company in return for marketing rights allows a possible path to liquidity for the developer; and

(6)

Potential for diversification - the developer receiving shares of our company will participate not only in revenues from his own products, but, by virtue of ownership of shares in our Company, if our stock becomes publicly traded and there is a market for our shares, the developer could participate, indirectly in the success of sales we make of products from other Developers as well.

Our first distribution rights agreement relates to the PC Weasel (www.realweasel.com). This website is owned and operated by our licensor, Server Researches, which is affiliated to Panoshan by virtue of owning 70% of our stock.

Summary

The PC Weasel provides systems administrators with what we view as an important missing function in personal computer (“PC”) based servers: the ability to control computers remotely in the case where the computers have malfunctioned. The PC Weasel allows the system administrator to reset the defective PC, thereby, allowing system administrators to remotely diagnose and reset the server, if required.  As the PC Weasel is designed to work with PC’s, and PC’s are, in managements opinion, such opinion based solely on internet based searches, widely used and in a state of declining prices, we believe this situation creates an opportunity for marketing the PC Weasel. A product like the PC Weasel, allowing for PC diagnosis when a problem occurs, is what we believe is an inexpensive way to maintain a PC. The PC Weasel's market, to date, has been driven by demand for inexpensive PC’s as an alternative to the large server manufacturers such as SUN or IBM. Over the last 3 years, approximately 3,000 PC Weasels have been sold with virtually no marketing.

Our first License relates to the PC Weasel (www.realweasel.com). This website is owned and operated by our licensor, Server Researches, who is affiliated with Panoshan by virtue of holding 70% of our stock.

Panoshan was granted the exclusive rights to distribute the product in Asia by its affiliated company, Server Researches, because this was a requirement by Puroil, the venture capital company that provided the initial funding for Panoshan. Puroil’s position on this matter was that Puroil was only interested in marketing rights, not manufacturing operations, and that was why Puroil insisted on the separation of the two functions before Puroil would provide funding for Panoshan.

Strengths

The strengths of the PC Weasel include reduced downtime, more reliability and less manpower, all at a relatively inexpensive cost. The PC Weasel offers additional flexibility in allowing the user to configure the product to best suit their needs. For example, the product can be configured to automatically reboot the server either manually or automatically. The product can be attached to any server and, although some corporations have a similar product already installed in their servers, the PC Weasel offers what we believe is greater flexibility and functionality. Because the product is flexible, it can be attached to white box servers, which ultimately could decrease costs. In addition, when equipment is not standardized, the PC Weasel can homogenize the operation of the individual components. Another strength of the product is that it does not require any special client software, as does one of its competitors, PC Anywhere. The product is expected to last as long as any server and can actually be removed and reinstalled on a new server if required. The PC Weasel is subject of a patent from the United States government and is waiting on the Canadian patent to be approved as well. The application for the Canadian patent was filed as follows: Canadian Patent Application 2,296,951 Titled - APPARATUS AND METHOD FOR REMOTE ADMINISTRATION OF A PC-SERVER Filed - January 25, 2000

Weaknesses

A primary weakness is the inability of the PC Weasel to have an Ethernet connection, which is a form of computer networking. A revised edition of the PC Weasel incorporating an Ethernet connection is in development, but there is no set delivery time as of the date of this prospectus.

The PC Weasel clients/users include Saab, Air Canada, Braun and NASA, as well as many Universities.

Competition

The PC Weasel is not the only product on the market that offers remote access. However, it is the only product on the market that has a patented process. The larger firms (IBM/Compaq/Dell/HP) have the resources to enter this market with a similar product that enhances their servers by utilizing their extensive research and developments capabilities.

It is possible that a competitor could copy Panoshan’s business plan. We do, however, believe that the potential market is large enough that we should have an opportunity to participate in it to some extent, in the future, and expect to be able to generate profits, in the process of doing so. We must caution, however, that there is no assurance that we will, in fact, be able to compete profitably in this market.

Comparison of Competing Products
	PC Weasel PCI	PC Weasel Big Board (to be created)	AMI MegaRAC	Dell DRAC	IBM RSA	IBM RSA Lights Out
Servers supported	Most clone servers	Most	Most	Most Dell Servers except Poweredge	Eserver xSeries	eServer selected models
Video emulation	VGA text only	VGA text & graphics	VGA text	VGA text & graphics	VGA text & graphics	VGA text & graphics
Video output	No	Yes	Yes	Yes	Yes	Yes
Price (USD)	$350.00	$350.00	$600.00	$225 but if service added can be lower	$499.00	$599.00
Proprietary Software required	No	No	No	Client PC requires proprietary software	No but integrated with IBM Director to get most benefit	No but integrated with IBM Director to get most benefit
Open Source Software	Yes	Yes	No	No	No	No
Operating System	None	NetBSD	None	unknown	unknown	unknown
Ethernet	No	10/100 Auto-MDIX	10/100	10	Yes, Speed unknown	Yes Speed unknown

The above matrix shows the current competitors for the PC Weasel.  Management has reviewed the closest competitor, IBM RSA Lights Out board (last column) and subjectively believes that the PC Weasel is more reliable, more interoperable and more usable.

Product Details

The PC Weasel provides systems administrators with what we view as an important missing function in personal computer (“PC”) based servers: the ability to control computers remotely in the case where the computers have malfunctioned. The PC Weasel allows the system administrator to reset the defective PC.

Management's Opinion of Product Benefits:

Following is a description of the PC Weasel benefits, based on the opinion of our management established by conducting Internet-based searches, combined with management’s knowledge of the filed from operating within the industry.

1.

Functional benefits: attractive to technology enthusiasts as a distinctive way to handle remote server administration

2.

Operational benefits: PC Weasel has a failure rate of 1 per 1000 (based on results of our in-house testing protocol which includes running the product through multiple test cycles until failure occurs), which results in less down time for servers allowing greater operational productivity

3.

Financial Benefits: PC Weasel is not considered a major capital purchase, and is relatively cheaper than competitors' products

4.

Personal Benefits: Job satisfaction (better service to company personnel), no longer have to travel to the office to reset the server, less "off duty" time handling server issues

5.

Company benefits: PC Weasel is expected to decrease costs incurred for server maintenance during off peak times, based on anticipated decrease in costs associated with traveling time and less payable hours. Systems administrators will not have to actually travel to the office to correct problems, but can attend to the problems from home or other remote location, thus decreasing their `off duty' time spent on solving work-related problems. This is expected to result in increased productivity, as a server can be reset on a timely basis, at less cost.

Product Disadvantages:

1.

Affordability for smaller organizations as small companies tend to avoid any technology purchases that are not perceived as absolutely critical or essential.

2.

Lack of technical knowledge to utilize the PC Weasel appropriately.

3.

System administrators who are expected to prefer the compensation package provided for `off duty' server administration.

The PC Weasel Big Board is currently under development and there is no specified release date at this time. Under the terms of the agreement between Server Researches and Panoshan, as disclosed elsewhere in this prospectus, Panoshan has the marketing right to all future iterations of the PC Weasel, of which the PC Weasel Big Board is one.

Marketing Trends in the High Tech Environment and Related Risks:

Marketing in high tech needs to develop, deliver and manage the "right" messages. Unfortunately, the PC Weasel's competitive advantage is not easily grasped in the market place. Over the past year, in many conversations management had with individuals, it was clear that even network administrators could not immediately understand the PC Weasel's benefits, but needed to engage in a dialogue to clarify how the technology is employed and was beneficial to them. There is a market uncertainty factor to the PC Weasel. This could make the product difficult and expensive to market and sell, thus resulting in higher costs to us, and less revenues and profits, if any.  To that end, some customers might be uncertain about adoption of the technology and will require a high degree of education and information regarding the product.  A product like the PC Weasel, allowing for server diagnosis when a problem occurs, is what we believe offers an inexpensive way to maintain a server.  The PC Weasel's market, to date, has been driven by demand for white box servers PC's as an inexpensive alternative to the large server manufacturers. Market Segmentation

In order to analyze the current market for the PC Weasel, an online survey was developed by our President and emailed to 500 previous buyers of the PC Weasel.   Of the 500, 150 emails were returned as incorrect, leaving a survey pool of 350 possible respondents. 74 completed surveys were returned, realizing a hit ratio of 21%. This “hit ratio” refers to the number of contacted respondents   who completed the survey (74 out of 350). The survey was intended to establish which classification of person was responsible for purchase decisions at the various respondent companies. Questions included: Do you build servers? Who approves the hardware purchases you make? Are there other groups within your company that buy servers? How many people are there in your company/organization? If you are responsible, what sort of PC based servers do you buy? How many servers does your company currently have? What operating systems are running on your PC based servers? Where did you learn about the PC Weasel? The result of the survey is that it was determined what classification of person (i.e. office manager, VP Technology) is most likely to issue the purchase order for the PC Weasel.

According to survey results, 72% of the respondents work in companies with 100 or less employees. Our research reflects this is also the highest concentration of white box server purchasers.

Measurability:

It is difficult to measure the size of the market for network administrators or the PC Weasel. However, 67% of the respondents from the survey had purchasing power for their hardware.

Our Intellectual Property

We do not presently own any patents or trademarks. We do own a license and concession.   Pursuant to the marketing agreement for the PC Weasel as disclosed under the heading "Certain Transactions". Our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain possible protection for our business models and processes, and operate without infringing the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that any of these agreements will not be breached; or that we would have adequate remedies for any breach; or our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guarantee that our actions will be sufficient to prevent imitation or duplication of our services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

Employees

All operational activities are carried out by the officers and directors, who provide their services at no cost to Panoshan until such time as Panoshan can afford to begin paying for management services.  Once Panoshan generates revenues and has generated sufficient cash reserves, in an amount to be determined solely by Panoshan’s management, Panoshan will commence paying its officers salaries for their services. Management has not yet determined how much it will need in revenues or cash reserves. Puroil Technology has a two-year contract with Panoshan whereby it provides management services to Panoshan, including marketing research, channel identification, contract negotiation and general administrative management, for a flat fee of $1,000 per month plus a 15% sales commission.  Puroil has verbally agreed to postpone its management fees until this registration statement becomes effective. Puroil has also verbally agreed that there is no accrual or back pay allowance.

MATERIAL AGREEMENTS

On June 5, 2004, Panoshan entered into a Management Agreement with Puroil, which provides that Puroil receives $1,000 per month and a sales commission of 15% related to the sales of PC Weasel, in exchange for management services to Panoshan. This agreement expires on May 31, 2006. Puroil’s services include general administrative services, marketing research, potential product location, contract preparation and negotiation, and channel location and negotiation. Puroil has agreed to postpone its management fees until the registration statement in which this prospectus is included becomes effective. Puroil has also agreed that there is no accrual or back pay allowance.

Panoshan entered into a Marketing Rights Agreement dated May 1, 2004, with Server Researches, pursuant to which Server Researches provided Panoshan with the perpetual and exclusive marketing rights to the PC Weasel, in its current form and all future iterations within the geographic areas of  Japan, Indonesia,

Thailand, China, Hong Kong, Taiwan, India, Pakistan, and Malaysia. In exchange for such marketing rights, Panoshan issued to Server Researches 12,600,000 common voting shares of Panoshan, which shares represent 70% of the outstanding common voting shares of Panoshan at the time of issuance. Panoshan will receive 40% of the gross sales price of all PC Weasels sold within above mentioned geographic areas, regardless of how they are sold.

MANAGEMENT'S DISCUSSIONS AND ANALYSIS OR PLAN OF OPERATION

In management's opinion, Panoshan Marketing Corp. has sufficient cash resources to operate at the present level of expenditure for the next twelve months. Currently, Panoshan currently has approximately $40,000 in cash and its monthly expenses average approximately $1,500. Panoshan also estimates that it will expend $30,000 in connection with this offering, of which Panoshan has previously paid  $20,000, leaving an estimated amount of $10,000 to be paid from our current cash.  Depending upon a variety of factors which includes the time required to make this registration statement effective, and which may affect our business plan and expected operations, we may seek to raise additional capital in the future either through debt, equity or a combination of both. Some of these factors may include the hiring of additional employees, cash advances for additional product licensing agreements, and/or general increases in operating costs such as additional office space. No assurances can be given that such efforts will be successful. Beyond the potential exercise of the warrants being registered by this prospectus, we have no specific plans at present for raising additional capital at this time.

Panoshan currently has one marketing license, that being for the PC Weasel, and our activities are restricted to Asia in regard to this product.

We do not expect to open any Asian marketing offices as we expect to market the PC Weasel via channel distributors that have offices in Asia. We have not identified any such channel distributors at this time.

The following is the history and projected future activities of Panoshan in milestone format.

MILESTONE:

1.

Development of the concept and preliminary planning for entering into the technical product licensing business was completed in early 2004 by the management of Puroil.

2.

Puroil was incorporated on April 28, 2004 and funded for initial operations and the completion of this Distribution.

3.

Puroil’s development of a target source list, which development will be based on Internet-based searches and telephone calls, and potential channel distribution list, is planned to begin immediately after the effective date of this prospectus. Estimated total cost $1,000 (mainly for telephone queries).

4.

Initial target marketing is planned to commence immediately after the target source list and potential channel distribution list referred to in Milestone 3 above is completed. Estimated total cost $5,000 which may include the following:

a)

Telephone canvassing of potential channel distribution partners that have been located via Internet searching;

b)

Physical travel to meet the potential distribution partners;

c)

provision of sample PC Weasel's to the potential channel distribution partners;

d)

preparation and distribution of paper brochures;

e)

preparation and distribution of email advertising.

This milestone is expected to produce the first revenues for Panoshan. Depending on the success of the location and marketing efforts, Panoshan may need to obtain addition capital from loans or sale of additional equity.

In the next twelve months, Panoshan will pursue arrangements for the listing of its securities on the OTC/ Bulletin Board, the establishment of its stated business operations and personnel, and the marketing of the PC Weasel product in Asia. If these objectives are met, then Panoshan expects to operate profitably without raising further cash or issuing additional equity, except on the exercise of any Warrants, of which there is no assurance.

As of December 9, 2004, the exchange rate of US dollars into Canadian dollars was $1.221.

DESCRIPTION OF PROPERTY

Panoshan Marketing Corp. owns no property. We share 200 square feet of office space in Calgary, Alberta, with our parent and controlling shareholder, Server Researches, an affiliated company. Panoshan Marketing Corp. has paid nothing for the use of this space in the past, but plans to begin paying $300 per month beginning immediately after the effective date of this prospectus. This amount is considered a fair market rate considering the physical space is used by Panoshan Marketing Corp.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 28, 2004, Panoshan Marketing Corp. sold 5,400,000 Units to Puroil Technology Inc. at a price of US$0.011 per share for a total of US$60,000. On April 28, 2004, Panoshan also issued 12,600,000 shares of common stock to Server Researches Inc. ("SRI") at $100, which was Server Researches’ historical cost basis in the agreement, as  full consideration for an exclusive right to market the PC Weasel in Asia.

These sales were exempt from registration under the Securities Act of 1933,  (the "Act") in reliance on Section 4(2) of the Act for sales not involving a public offering. The sale was made without advertising or general solicitation to an "accredited" investor, as that term is defined under Rule 501 of Regulation D, promulgated under the Act. Our President and Director, Mr. Levine, is also the President, Director and a principal shareholder of SRI.

Mr. Levine, our President, owns 40% of Server Researches Incorporated which, in turn, owns 70% of Panoshan’s stock.

Panoshan and Puroil Technology Inc. have entered into a two year management agreement expiring on May 31, 2006, whereby Puroil will provide management services to Panoshan, including marketing research, channel identification, contract negotiation and general administrative management, for a flat fee of $1,000 per month plus a 20% sales commission. Puroil has agreed to postpone its management fees until this registration statement becomes effective. Puroil has also agreed that there is no accrual or back pay allowance. After this Distribution, Puroil will own no shares of Panoshan, but James Durward, the majority shareholder of Puroil, will own 550,400 shares (3%) of Panoshan's total issued and outstanding shares of common stock.

There are nine (9) Puroil Preferred C shareholders as follows:

	LAST NAME	FIRST NAME	PAID	PREF C	PANOSHAN	PERCENT

1	Dalla-Longa	Dan	$5,000	500	400,000	2.2%
2	Dalla-Longa	Luciano	$8,000	800	640,000	3.6%
3	Loria	Cathy	$2,350	235	188,000	1.0%
4	Taurus Capital Group*		$9,000	900	720,000	4.0%

5	Glasner	Robert	$6,000	600	480,000	2.7%
6	Kolacy	Chris	$650	65	52,000	0.4%
7	Barnhardt	Aaron	$9,000	900	720,000	4.0%
8	McIntyre	Lawrie	$10,000	1000	800,000	4.4%
9	Rix	Gordon	$10,000	1000	800,000	4.4%

	Total Class C Preferred		$60,000	6000	4,800,000	26.8%

* Taurus Capital Group is controlled by J.J. Barnhardt

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

There is not now, nor has there ever been a public trading market for our common stock, nor a trading symbol. We will use our best efforts to seek an NASD member broker-dealer firm to become our market maker so that an application can be filed with the NASD so that our Common Stock may be traded on either the OTC Bulletin Board or the Pink Sheets.

As of June 30, 2004, we had 18,000,000 shares of Common Stock outstanding held by two stockholders, those being Puroil Technology Inc., owning 5,400,000 shares (30%) of the total issued and outstanding shares of Panoshan common stock, and Server Researches Incorporated ("SRI") owning 12,600,000 shares (70%) of such common stock. We believe that the 12,600,000 shares held by SRI, upon completion of this Distribution, will be and remain subject to sale restrictions under Rule 144 of the Act.

We have not paid any cash dividends and we do not expect to declare or pay any cash dividends in the foreseeable future. Payment of any cash dividends will depend upon our future earnings, if any, our financial condition, and other factors as deemed relevant by the Board of Directors. We have no outstanding options, warrants, convertible securities or convertible debt.

SHARES ELIGIBLE FOR FUTURE SALE.

The 5,400,000 Units will be freely tradable without restrictions under the Securities Act except that the selling shareholders identified herein must resell them in accordance with this prospectus.  No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder. 5,400,000 shares of our 18 million outstanding shares are held by Puroil, all of which are part of the Units that are being registered in this registration statement.  None of these shares have been held for over one year.

In general, under Rule 144, as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding any sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us.

Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding any sale.  The 12,600,000 outstanding restricted securities held by Server Researches, the principal and controlling shareholder of Panoshan, after this registration and Distribution, are subject to the resale limitations imposed by Rule 144. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

EXECUTIVE COMPENSATION

Executive Compensation

At present, Panoshan Marketing Corp. is operated by its Executive Officers and Directors at no fixed compensation, and no compensation has been paid or accrued to date. No Executive Officer or Director is expected to earn in excess of $50,000 within the next 18 months. Panoshan does not have any employment agreements with any of its officers.

Panoshan Marketing Corp. has no pension or profit sharing plan. Panoshan Marketing Corp. may change or increase salaries as our profits and cash flow allow; however, there are no present plans to do so.

Outstanding Stock Options

We have not granted any options to purchase common stock and we do not have any outstanding options to purchase common stock.

Compensation of Directors

Our directors do not receive cash compensation for their services as directors or members of committees of the Board of Directors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON  ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in, nor have we had any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure with our accountants, Bateman & Co., Inc., P.C., since the formation of our company on April 27, 2004, and none are anticipated in the foreseeable future.

DEALER PROSPECTUS DELIVERY REQUIREMENT

Until ninety (90) days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ADDITIONAL INFORMATION

We have filed with the Commission a registration statement on Form F-1 under the Securities Act covering the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, omits some of the information described in the registration statement under the rules and regulations of the Commission. For further information on Panoshan Marketing Corp. and the common stock offered by this prospectus, please refer to the registration statement and the attached exhibits. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete, and in each instance, reference is made to the copy filed as an exhibit to the registration statement; each of these statements is qualified in all respects by that reference. The registration statement and exhibits can be inspected and copied at the public reference section at the Commission's principal office, 450 5th Street, N.W. Judiciary Plaza, Washington, D.C. 20549 and through the Commission's Web site (http://www.sec.gov). Copies may be obtained from the commission's principal office upon payment of the fees prescribed by the Commission.

Upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the U.S. Securities Exchange Act of 1934, or the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings, including the registration statements and other information, may also be inspected at the offices of the Nasdaq National Market, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006, once we have obtained a quotation on the OTC Bulletin Board market, of which there can be no assurance.

(OUTSIDE BACK COVER)

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5,400,000 Units

Consisting of

5,400,000 Shares of Common Stock

and 5,400,000 Warrants convertible into

2,700,000 shares of Common Stock

PANOSHAN MARKETING CORP.

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PROSPECTUS

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March  __, 2005

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Province of Alberta law and our By-Laws provide that we may indemnify our officers and directors against losses or liabilities which arise in their corporate capacity. The effect of these provisions could be to dissuade lawsuits against our officers and directors.

Specifically, Section 6 of our By-laws provide for:

6.01

Conflict of Interest: A director or officer shall not be disqualified by his office, or be required to vacate his office, by reason only that he is a party to, or is a director or officer or has a material interest in any person who is a party to, a material contract or proposed material contract with Panoshan or subsidiary thereof. Such a director or officer shall, however, disclose the nature and extent of his interest in the contract at the time and in the manner provided by the Act. Any such contract or proposed contract shall be referred to the Board or shareholders for approval even if such contract is one that in the ordinary course of Panoshan's business would not require approval by the Board or shareholders. Subject to the provisions of the Act, a director shall not by reason only of his office be accountable to Panoshan or to its shareholders for any profit or gain realized from such a contract or transaction, and such contract or transaction shall not be void or voidable by reason only of the director's interest therein, provided that the required declaration and disclosure of interest is properly made, the contract or transaction is approved by the directors or shareholders, and it is fair and reasonable to Panoshan at the time it was approved and, if required by the Act, the director refrains from voting as a director on the contract or transaction and absents himself from the director's meeting at which the contract is authorized or approved by the directors, except attendance for the purpose of being counted in the quorum.

6.02

Limitation of Liability: Every director and officer of Panoshan in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interest of Panoshan and exercise the care, diligence and skill that a reasonable and prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer for the time being of Panoshan shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act of conformity, or for any loss, damage, or expense happening to Panoshan through the insufficiency or deficiency of title to any property acquired by Panoshan or for or on behalf of Panoshan or the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to Panoshan shall be placed out or invested or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any monies, securities or other assets belonging to Panoshan or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof. The directors for the time being of Panoshan shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into the name or on behalf of Panoshan, except such as shall have been submitted to and authorized or approved by the Board.

6.03

Indemnity: Subject to the Act, Panoshan shall indemnify a director or officer, a former director or officer, or a person who acts or acted at Panoshan's request as a director or officer of a body corporate of which Panoshan is or was a shareholder or creditor, and his heirs, executors, administrators and other legal representatives, from and against,

 (a)

any liability and all costs, charges and expenses that he sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution of the duties of his office; and

 (b)

all other costs, charges and expenses that he sustains or incurs in respect of the affairs of Panoshan, except where such liability relates to his failure to act honestly and in good faith with a view to the best interests of Panoshan.

The Corporation shall also indemnify such persons in such other circumstances as the Act permits or requires. Nothing in this Section shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this Section.

6.04

 Insurance: Subject to the Act, Panoshan may purchase and maintain insurance for the benefit of any person referred to in the preceding section against any liability incurred by him in his capacity as a director or officer of Panoshan or of any body corporate where he acts or acted in that capacity at Panoshan's request.

Panoshan has not provided any indemnification for its Directors and Officers at this time.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

We will pay all expenses in connection with the registration and distribution of the common stock by controlling shareholder. The estimated expenses of issuance and distribution are set forth below.

Registration Fees	Approximately	200.00
Transfer Agent Fees	Approximately	800.00
Costs of Printing and Engraving	Approximately	500.00
Costs of Administration and Preparation	Approximately	500.00
Legal Fees	Approximately	23,000.00
Miscellaneous Costs and Contingencies	Approximately	200.00
Accounting Fees	Approximately	4,800.00
TOTAL	Approximately	$30,000.00

RECENT SALES OF UNREGISTERED SECURITIES.

There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

On April 28, 2004, Panoshan Marketing Corp. sold to Puroil Technology Inc. 5,400,000 Units, which consists of 5,400,000 shares  of common stock and 5,400,000 share purchase warrants at $0.011 per Unit for a total of $60,000. Panoshan also issued 12,600,000 shares of common stock to Server Researches Incorporated ("SRI") at an arbitrary deemed value of $100. These sales were exempt from registration under the Securities Act of 1933, as amended, (the "Act") in reliance on Section 4(2) of the Act for sales not involving a public offering. The sale was made without advertising or general solicitation to an "accredited" investor, as that term is defined under Rule 501 of Regulation D, promulgated under the Act. Our President and Director, Mr. Levine, is also the President, Director and a principal shareholder of SRI.

Exhibit No.

3.1	Articles of Incorporation (Charter Document)	1
3.2	Bylaws	1
4.1	Common Share Certificate	1

4.2	Warrant Certificate	1
5.	Opinion Re: Legality	2
10.1	Marketing Rights Agreement, dated April 29, 2004, between Panoshan Marketing Corp. and Server Researches Incorporated.	2
10.2	Management Agreement, dated June 5, 2004, between Panoshan Marketing Corp. and Puroil Technology Inc.	2
10.3	Postponement Agreement dated September 27, 2004, between Panoshan Marketing Corp. and Puroil Technology Inc.	2
23.1	Consent of Auditors	2
23.2	Consent of Counsel (Included in Exhibit 5)	(Included in Exhibit 5)

(1)Incorporated by reference to the Exhibits filed with Panoshan’s registration statement of Form F-1, filed on August 26, 2004.

(2) Filed herewith.

UNDERTAKINGS.

A.

 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B.

 We hereby undertake:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by Section  10(a)(3) of the Securities Act of 1933;

(ii)

To specify in the prospectus any facts or events  arising after the effective date of the Registration  Statement (or most recent post-effective amendment  thereof) which, individually or in the aggregate,  represent a fundamental change in the information set  forth in the Registration Statement. Notwithstanding  the foregoing, any increase or decrease in volume of  securities offered (if the total dollar value of  securities offered would not exceed that which was  registered) and any deviation from the low or high  end of the estimated maximum offering range may be  reflected in the form of prospectus filed with the  Securities and Exchange Commission pursuant to Rule  424(b) (Section 230.424(b) of Regulation S-B) if, in  the aggregate, the changes in volume and price  represent no more than a 20% change in the maximum  aggregate offering price set forth in the  "Calculation of Registration Fee" table in the  effective Registration Statement; and

(iii)

To include any additional or changed material  information with respect to the plan of distribution  not previously disclosed in the Registration  Statement or any material change to such information  in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(1)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing a registration statement on Form F-1 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Calgary, Alberta, Canada on February 22, 2005.

Panoshan Marketing Corp.,

an Alberta corporation

By: /s/ Jonathan Levine

Name:

Jonathan Levine

Title

President

In accordance with the requirements of the Securities Act of 1933, this registration statement on Form F-1 was signed on this 22 day of February, 2005, the following persons in the capacities and on the dates stated:

By: /s/ Jonathan Levine

Name:

Jonathan Levine

Title:

President, principal executive officer and member of Board of Directors

By: /s/ Christopher Kolacy

Name:

Christopher Kolacy

Title:

Secretary, Treasurer, Chief Financial Officer and member of the Board of Directors

PANOSHAN MARKETING CORP.
(A development stage enterprise)
Index to Financial Statements
June 30, 2004

Report of Independent Certified Public Accountants	F-2
Balance Sheet
June 30, 2004	F-3
Statement of Income (Loss):
For the period from inception, April 27, 2004, through June 30, 2004	F-4
Statement of Stockholders' Equity:
For the period from inception, April 27, 2004, through June 30, 2004	F-5
Statement of Cash Flows:
For the period from inception, April 27, 2004, through June 30, 2004	F-6
Notes to Financial Statements:
June 30, 2004	F-7

Bateman & Co., Inc., P.C. Certified Public Accountants

5 Briardale Court Houston, Texas 77027-2904 (713) 552-9800 FAX (713) 552-9700 www.batemanhouston.com

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To The Board of Directors and Stockholders
Of Panoshan Marketing Corp.

We have audited the accompanying balance sheet of Panoshan Marketing Corp. (an Alberta, Canada corporation and a development stage enterprise) as of June 30, 2004, and the related statements of income (loss), stockholder's equity, and cash flows from inception, April 27, 2004 t h rough June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Panoshan Marketing Corp. (a development stage enterprise) as of June 30, 2004, and the results of its operations and its cash flows from inception, April 27, 2004 through June 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

BATEMAN & CO., INC., P.C.

Houston, Texas
July 28, 2004, except for Note 6, as to
which the date is October 4, 2004

Member
INTERNATIONAL ASSOCIATION OF PRACTISING ACCOUNTANTS
Offices in Principal Cities Around The World

PANOSHAN MARKETING CORP.
(A development stage enterprise)
Balance Sheet
June 30, 2004

ASSETS
Current assets:
Cash and cash equivalents	$46,118
Deposits and prepayments	3,500
Total current assets	49,618

Other assets:
Marketing rights	100
Deferred registration costs	10,000
Total other assets	10,100
Total assets	$59,718

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$-
Total current liabilities	-
Total liabilities	-

STOCKHOLDERS'EQUITY
Common stock, no par value, unlimited authorized,
18,000,000 shares issued and outstanding	60,100
Deficit accumulated during the development stage	(382)
Total stockholder's equity	59,718
Total liabilities and stockholders' equity	$59,718

The accompanying notes are an integral part of these statements.

PANOSHAN MARKETING CORP.
(A development stage enterprise)
Statement of Income (Loss) From Inception, April 27, 2004, Through
June 30, 2004

Revenues	$-

General and administrative expenses	382
Total operating expenses	382
Income (loss) from operations	(382)

Other income (expense):	-
Income (loss) before taxes	(382)

Provision (credit) for taxes on income:	-
Net income (loss)	$(382)

Basic and diluted earnings (loss) per common share	$-
Weighted average number of shares outstanding	18,000,000

The accompanying notes are an integral part of these statements.

PANOSHAN MARKETING CORP.
(A development stage enterprise)
Statement of Stockholders' Equity From Inception, April 27, 2004, Through
June 30, 2004

			Deficit
			Accumulated
			During the
	Common Stock		Development
	Shares	Amount	Stage	Total

Inception, April 27, 2004	-	$-	$-	$-
Shares issued for cash	5,400,000	60,000		60,000
Shares issued for marketing rights	12,600,000	100		100
Development stage net income (loss)			(382)	(382)
Balances, June 30, 2004	18,000,000	$60,100	$(382)	$59,718

The accompanying notes are an integral part of these statements.

PANOSHAN MARKETING CORP.
(A development stage enterprise)
Statement of Cash Flows From Inception, April 27, 2004, Through
June 30, 2004

Cash flows from operating activities:
Net income (loss)	$(382)
Adjustments to reconcile net income (loss) to cash
provided (used) by development stage activities:
Changes in current assets and liabilities:
Deposits and prepayments	(3,500)

Net cash flows from operating activities	(3,882)

Cash flows from investing activities:
Acquisition of marketing rights	100
Less, Common stock issued therefor	(100)
Net cash flows from investing activities	-

Cash flows from financing activities:
Proceeds from sale of common stock	60,000
(Increase) decrease in deferred registration costs	(10,000)
Net cash flows from financing activities	50,000
Net cash flows	46,118

Cash and equivalents, beginning of period	-
Cash and equivalents, end of period	$46,118

Supplemental cash flow disclosures:
Cash paid for interest	$-
Cash paid for income taxes	-

The accompanying notes are an integral part of these statements.

PANOSHAN MARKETING CORP.
(A development stage enterprise)
Notes to Financial Statements
June 30, 2004

Note 1 - Organization and summary of significant accounting policies:
Following is a summary of our organization and significant accounting policies:

Organization and nature of business-Panoshan Marketing Corp. (identified in these footnotes as "we" or the Company) is an Alberta, Canada corporation incorporated on April 27, 2004. We are currently based in Calgary, Alberta, Canada, We intend to use a December 31 fiscal year for financial reporting purposes.

Server Researches Incorporated of Calgary, Alberta, Canada owns 70% of our shares and Puroil Technology, Inc. of Calgary, Alberta, Canada owns 30% of our shares.

Our intent is to become a marketer of highly technical hardware and software solutions for computer server installations in Asia. To date, we have been granted marketing rights by Server Researches, Incorporated to distribute its product, "PC Weasel", in Asia. We expect to obtain rights to market other similar products. We have contracted with Puroil Technology, Inc. to conduct marketing and sales activities on our behalf. We expect that Puroil will identify potential computer products distributors of our licensed products and engage them to distribute the products in Asia.

To date, our activities have been limited to formation, the raising of equity capital, and the development of a business plan. We have engaged an attorney to assist us in registering securities for trading by filing with the U.S. Securities and Exchange Commission. In the current development stage, we anticipate incurring operating losses as we implements our business plan.

Basis of presentation - The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises. The financial statements have been presented in U.S. dollars, which is our functional currency.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents - For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents.

Fair value of financial instruments and derivative financial instruments - We have adopted Statement of Financial Accounting Standards number 119, as amended, Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments. The carrying amounts of cash, receivables, and current liabilities approximate fair value because of the short maturity of h t ese items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. We not hold or issue financial instruments

PANOSHAN MARKETING CORP.
(A development stage enterprise)
Notes to Financial Statements
June 30, 2004

for trading purposes, nor do we utilize derivative instruments in the management of our foreign exchange, commodity price or interest rate market risks.

Intangible assets/marketing rights We have adopted Statement of Financial Accounting Standards number 142, Goodwill and Other Intangible Assets, which requires that intangible assets acquired by the issuance of shares be valued initially at fair value and evaluated for impairment at least annually.  We acquired marketing rights from our majority shareholders in exchange for common stock.  However, SEC rules dictate that transfers of nonmonetary assets to a company by its promoters or shareholders in exchange for stock prior to or at the time of the company's initial public offering should be recorded at the transferors' historical cost basis determined under generally accepted accounting principles.  Since the shareholders historical cost basis in the license was $100, it was recorded at that amount.  See also Note 5.

Federal income taxes- Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with Statement of Financial Accounting Standards number 109 Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

Revenue recognition Since inception, we have had no revenue. We expect that our future revenue will be in the form of commissions on the sale of PC Weasel and other products that we may represent. We expect to recognize revenue as products are shipped and sales are completed, including the performance of all services required under the terms of the sale. Normally, we do not expect to have to perform significant services in connection with product sales.

Net income per share of common stock We have adopted FASB Statement Number 128, Earnings per Share, which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Because we experienced an operating loss during the period, the calculation of diluted earnings per share did not include the warrants described in Note 5 below, as the calculation would have been antidilutive.

Note 2 Future operations:
At June 30, 2004, we were not currently engaged in an operating business and expect to incur development stage operating losses for the next year to eighteen months. We intend to rely on our officers and directors t o perform essential functions without compensation until a business operation can be commenced. Management believes we have sufficient capital to implement our business plan and to complete a stock offering (see Note 3 below), and thus will continue as a going concern during this period while the plans are implemented.

Note 3 Commitments:

PANOSHAN MARKETING CORP.
(A development stage enterprise)
Notes to Financial Statements
June 30, 2004

We have engaged an attorney to assist us in filing a registration statement with the U.S. Securities and Exchange Commission to allow us to offer stock for sale to the public. We believe that doing this will enable us to raise the capital necessary to implement our business plan. Our attorney has agreed to perform the services necessary to file Form F-1 for a flat fee of $25,000. At June 30, 2004, we had prepaid $10,000 of the attorney's fee.

These costs will be deferred until the stock offering is completed, at which time they will be charged against the proceeds of the stock offering.

The agreed upon fee is payable in installments as specified events occur during the filing process.

Note 4 Federal income tax:

We follow Statement of Financial Accounting Standards Number 109 (SFAS 109), Accounting for Income Taxes. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

Note 5 Issuance of shares and warrants:
As of June 30, 2004, the Company had issued shares of its no par value common stock as follows:

			Price Per
Date	Description	Shares	Share	Amount

04/27/04	Shares issued for marketing rights	12,600,000	$.00000	$100
04/27/04	Shares issued for cash	5,400.000	$.01111	60,000
06/30/04	Cumulative Totals	18,000,000		$60,100

In connection with the sale of 5,400,000 shares for cash noted above, we also issued 5,400,000 warrants to the same purchaser. The warrants become effective concurrent with the effective date of the Form F-1 that we intend to file with the Securities and Exchange Commission, and expire one year later. They allow the holder to purchase 1 share of common stock for each 2 warrants tendered, at a price of $0.05 per share. At the time of issuance, the warrants were not deemed to have any value.

We issued 12,600,000 shares of stock to Server Researches, Incorporated in exchange for the right to market their product, PC Weasel, in Asia, which is defined as Japan, Indonesia, Thailand, China, Hong Kong, Taiwan, India, Pakistan, and Malaysia. The transaction has been valued at $100, which was Server Researches' historical cost basis in the agreement. The term of the agreement is perpetual.

Note 6 Related party transactions:
We have entered into an agreement with Puroil Technology, Inc. under which Puroil will provide management services to us for a two year period ending May 31, 2006 for $1,000 per month. However, we have agreed with Puroil to postpone and cancel all fees attendant to the agreement until 30 days beyond the

PANOSHAN MARKETING CORP.
(A development stage enterprise)
Notes to Financial Statements
June 30, 2004

effective date of the securities filing we intend to make; accordingly, no charges have been incurred to date. The services will include general administration, marketing research, potential product location, contract preparation and negotiation, and channel location and negotiation. In addition, we will pay Puroil 15% of revenues we receive related to the PC Weasel product.

Note 7 New accounting pronouncements:
The following recent accounting pronouncements:

FASB Statements
Number 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections
Number 146, Accounting for Costs Associated with Exit or Disposal Activities,
Number 147, Acquisitions of Certain Financial Institutions an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9,
Number 148, Accounting for Stock-Based Compensation Transition and Disclosure an amendment of FASB Statement No. 123,
Number 149, Amendment of Statement 133 on Derivative Investments and Hedging Activities,
Number 150, Financial Instruments with Characteristics of Both Liabilities and Equity,

and FASB Interpretations

Number 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others and Interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34

Number 46, Consolidation of Variable Interest Entities an Interpretation of ARB No. 51

are not currently expected to have a material effect on our financial Statements.

PANOSHAN MARKETING CORP.
(A development stage enterprise)
Index to Financial Statements
September 30, 2004

PANOSHAN MARKETING CORP.
( A development stage enterprise)
Balance Sheet
(Unaudited)

September 30,
2004

ASSETS
Current assets:
Cash and cash equivalents	$40,779
Total current assets	40,779

Other assets:
Marketing rights	100
Deferred registration costs	13,856
Total other assets	13,956
Total assets	$54,735

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$-
Total current liabilities	-
Total liabilities	-

STOCKHOLDERS' EQUITY
Common stock, no par value, unlimited authorized,
18,000,000 shares issued and outstanding	60,677
Deficit accumulated during the development stage	(5,942)
Total stockholder's equity	54,735
Total liabilities and stockholders' equity	$54,735

The accompanying notes are an integral part of these statements.

PANOSHAN MARKETING CORP.
(A development stage enterprise)
Statements of Operations
(Unaudited)

	Inception,
	April 27, 2004	Quarter
	Through	Ended
	September 30,	September 30,
	2004	2004

Revenues	$-	$-

General and administrative expenses	5,942	5,560
Total operating expenses	5,942	5,560
Income (loss) from operations	(5,942)	(5,560)

Other income (expense):	-	-
Income (loss) before taxes	(5,942)	(5,560)

Provision (credit) for taxes on income:	-	-
Net income (loss)	$(5,942)	$(5,560)

Basic and diluted earnings (loss) per common share	$(0.00)	$(0.00)

Weighted average number of shares outstanding	18,000,000	18,000,000

The accompanying notes are an integral part of these statements.

PANOSHAN MARKETING CORP.
(A development stage enterprise)
Statement of Stockholders' Equity
(Unaudited)

			Deficit
			Accumulated
			During the
	Common Stock		Development
	Shares	Amount	Stage	Total

Inception, April 27, 2004	-	$-	$-	$-
Shares issued for cash	5,400,000	60,000		60,000
Shares issued for marketing rights	12,600,000	100		100
Development stage net income (loss)			(5,942)	(5,942)
Services contributed by officers and
managers for which no stock was issued	-	577		577
Balances, September 30, 2004	18,000,000	$60,677	$(5,942)	$54,735

The accompanying notes are an integral part of these statements.

PANOSHAN MARKETING CORP.
(A development stage enterprise)
Statement of Cash Flows
(Unaudited)

Inception,
April 27, 2004
Through
September 30,
2004

Cash flows from operating activities:
Net income (loss)	$(5,942)
Adjustments to reconcile net income (loss) to cash
provided (used) by development stage activities:
Services contributed by officers and managers	577
Changes in current assets and liabilities:
Deposits and prepayments	-
Net cash flows from operating activities	(5,365)

Cash flows from investing activities:
Acquisition of marketing rights	100
Less, Common stock issued therefor	(100)
Net cash flows from investing activities	-

Cash flows from financing activities:
Proceeds from sale of common stock	60,000
(Increase) decrease in deferred registration costs	(13,856)
Net cash flows from financing activities	46,144
Net cash flows	40,779

Cash and equivalents, beginning of period	-
Cash and equivalents, end of period	$40,779

Supplemental cash flow disclosures:
Cash paid for interest	$-
Cash paid for income taxes	-
Non-cash investing and financing activities:
Issuance of common stock for marketing rights	100

The accompanying notes are an integral part of these statements.

PANOSHAN MARKETING CORP.
(A development stage enterprise)
Notes to Financial Statements
September 30, 2004
(Unaudited)

The accompanying unaudited interim financial statements include all adjustments which in the opinion of management are necessary in order to make the accompanying financial statements not misleading, and are of a normal recurring nature. However, the accompanying unaudited financial statements do not include all of the information and footnotes necessary for a complete presentation of financial position, results of operations, cash flows and stockholders; equity in conformity with U.S. generally accepted accounting principles. Except as disclosed herein, there has been no material change in the information disclosed in the notes to the financial statements included in the Company’s audited financial statements for the period ended June 30, 2004. Operating results for the period ended September 30, 2004, are not necessarily indicative of the results that can be expected for the fiscal period from inception, April 27, 2004, and ending December 31, 2004, the expected end of the Company’s fiscal year.

Note 1 Future operations:
At September 30, 2004, we were not currently engaged in an operating business and expect to incur development stage operating losses for the next year to eighteen months. We intend to rely on our officers and directors to perform essential functions without compensation until a business operation can be commenced. Management believes we have sufficient capital to implement our business plan and to complete a stock offering (see Note 3 below), and thus will continue as a going concern during this period while the plans are implemented.

Note 2 Deferred registration costs:
We have engaged an attorney to assist us in filing a registration statement with the U.S. Securities and Exchange Commission to allow us to offer stock for sale to the public. We believe that doing this will enable us to raise the capital necessary to implement our business plan. At September 30, 2004, we had incurred $13,856 of attorneys’ fees and other expenses related to the filing. These costs will be deferred until the stock offering is completed, at which time they will be charged against the proceeds of the stock offering.

Note 3 Federal income tax:
We follow Statement of Financial Accounting Standards Number 109 (SFAS 109), Accounting for Income Taxes. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in h t e accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

Note 4 Issuance of shares and warrants:
As of September 30, 2004, the Company had issued shares of its no par value common stock as follows:

PANOSHAN MARKETING CORP.
(A development stage enterprise)
Notes to Financial Statements
September 30, 2004
(Unaudited)

			Price Per
Date	Description	Shares	Share	Amount

04/27/04	Shares issued for marketing rights	12,600,000	$.00000	$100
04/27/04	Shares issued for cash	5,400.000	$.01111	60,000
	Add, Services contributed by officers
	and managers for which no
	stock was issued		-	577

09/30/04	Cumulative Totals	18,000,000		$60,677

In connection with the sale of 5,400,000 shares for cash noted above, we also issued 5,400,000 warrants to the same purchaser. The warrants become effective concurrent with the effective date of the Form F-1 that we intend to file with the Securities and Exchange Commission, and expire one year later. They allow the holder to purchase 1 share of common stock for each 2 warrants tendered, at a price of $0.05 per share. At the time of issuance, the warrants were not deemed to have any value.

We issued 12,600,000 shares of stock to Server Researches, Incorporated in exchange for the right to market their product, PC Weasel, in Asia, which is defined as Japan, Indonesia, Thailand, China, Hong Kong, Taiwan, India, Pakistan, and Malaysia. The transaction has been valued at $100, which was Server Researches’ historical cost basis in the agreement. The term of the agreement is perpetual.